                                                              EXHIBIT 10.1


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                             ASSISTANCE AGREEEMENT


                                     AMONG


              THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION,


                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                HOUSTON, TEXAS,


                              USAT HOLDINGS INC.,


                             HYPERION HOLDINGS INC.




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                                                            VINSON & ELKINS
                                                            Attorney at Law

                           ASSISTANCE AGREEMENT INDEX

Recitals................................................................  1-5

Section 1  Definitions.................................................. 5-27

Section 2  Conditions

           (a)  Consummation of Transaction.............................   27
           (b)  Conditions to the Corporation Obligations...............   27
           (c)  Conditions to the Acquiring Association Obligations.....   31

Section 3  Special Reserve Accounts

           (a)  Debits to Special Reserve Account I.....................   32
           (b)  Credits to Special Reserve Account I....................   35
           (c)  Debits to Special Reserve Account II....................   38
           (d)  Credits to Special Reserve Account II...................   39

Section 4  Write-Down or Required Sale of Covered Asset

           (a)  Corporation Directed Write-Down.........................   40
           (b)  Requested Write-Downs by Acquiring Association..........   40
           (c)  Determination of Write-Down.............................   41
           (d)  Required Sale...........................................   42
           (e)  Write-Down of Covered Assets That Could Not Be
                  Liquidated............................................   42

Section 5  Inventory and Initial Audit

           (a)  Inventory...............................................   43
           (b)  Audits..................................................   44

Section 6  Payments, Contributions and Warrants

           (a)  Contributions by the Corporation........................   45
           (b)  Reimbursement of Net Credit Balances of Special
                  Reserve Accounts I and II.............................   49
           (c)  Adjustments.............................................   49
           (d)  Warrants................................................   50

Section 7  Indemnification and Pursuit of Related Claims

           (a)  Indemnifications........................................   50
           (b)  Pursuit of Related Claims...............................   54
           (c)  Scope of Indemnification................................   55

Section 8  Acquired Association Claims

           (a)  Assignment to Corporation of Claims.....................   55
           (b)  Manner of Assignment....................................   56
           (c)  Notification of Claims..................................   56

Section  9  Tax Benefits

            (a)  Tax Benefit Items......................................   58
            (b)  Federal Net Tax Benefits...............................   59
            (c)  State Tax Benefits.....................................   60
            (d)  Timing of Payments.....................................   61
            (e)  Cooperation............................................   61
            (f)  Disallowed Deductions..................................   62

Section 10  Duplicate Payments..........................................   62

Section 11  Non-Reimbursable Expenses...................................   63

Section 12  Major Covered Assets

            (a)  Submissions............................................   64
            (b)  Budget Summaries.......................................   66
            (c)  Specific Requests for Approvals........................   67
            (d)  Financing..............................................   69
            (e)  Asset Disposition......................................   69
            (f)  Revised Submissions....................................   70
            (g)  Corporation's Approval Requirements....................   71
            (h)  Form of Submissions....................................   72
            (i)  Additional Submissions.................................   72

Section 13  Significant Covered Assets

            (a)  Submissions............................................   73
            (b)  Budget Summaries.......................................   74
            (c)  Specific Requests for Approval.........................   75
            (d)  Financing..............................................   77
            (e)  Asset Disposition......................................   77
            (f)  Revised Submissions....................................   78
            (g)  Corporations Approval Requirements.....................   79
            (h)  Form of Submissions....................................   79
            (i)  Additional Submissions.................................   80

Section 14  Other Covered Assets

            (a)  Schedule...............................................   81
            (b)  Specific Requests for Approval.........................   82
            (c)  Financing..............................................   82
            (d)  Asset Disposition......................................   83
            (e)  Additional Submissions.................................   84

Section 15  Litigation

            (a)  Pending Litigation.....................................   84
            (b)  Litigation Plans and Budgets...........................   86
            (c)  Post-Effective Date Litigation.........................   87
            (d)  Plaintiff Litigation...................................   88
            (e)  Authority Before Approval of Litigation
                   Plans and Budgets....................................   88

            (f)  Authority Following Approval of Litigation
                   Plans and Budgets....................................   89
            (g)  Revised Litigation Plans and Budgets...................   90
            (h)  Corporation's Authority to Litigate....................   90
            (i)  Corporation Approvals..................................   91
            (j)  Form of Submissions....................................   91
            (k)  Foreclosure and Bankruptcy Actions.....................   92
            (l)  Attorneys Fees for Work Performed by Attorneys
                   who are Employees of the Acquiring
                   Association..........................................   92

Section 16  Reports, Records, Audits

            (a)  Quarterly Reports......................................   94
            (b)  Access to Books and Records............................   96
            (c)  Audits and Examinations................................   97
            (d)  Final Accounting.......................................   97
            (e)  Other Reports..........................................   97
            (f)  Corporation Approvals..................................   98
            (g)  Form of Submissions....................................   98

Section 17  Covenants of the Acquiring Association

            (a)  Management Standard....................................   99
            (b)  Management Services....................................   99
            (c)  Pursuit of Related Claims..............................  103
            (d)  Significant Subsidiaries...............................  104

Section 18  Additional Covenants
            (a)  Additional Covenants...................................  107
            (b)  Disclosure of Agreement/Confidentiality................  108
            (c)  Compliance with Law....................................  108

Section 19  Corporation's Purchase of Covered Assets....................  109

Section 20  Office Space, Personnel and Facilities for the
              Corporation...............................................  111

Section 21  Accounting Principles.......................................  111

Section 22  Representations and Warranties..............................  112

Section 23  Notices.....................................................  113

Section 24  Termination of Agreement....................................  114

Section 25  Rights and Forbearances.....................................  116

Section 26  Governing Law...............................................  116

Section 27  Entire Agreement, Severability..............................  117

Section 28 Counterparts, Modifications, Headings........................  118

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

Section 29  Successors and Assigns......................................  118

Section 30  Sole Benefit................................................  119

Section 31  Continuing Operation........................................  119

Section 32  Rights of the Bank as Assignee..............................  120

                           ASSISTANCE AGREEMENT INDEX
                         INDEX OF SECTION 1 DEFINITIONS

Acquired Association Claim .........................................    5
Acquirer's Contribution ............................................    5
Acquisition ........................................................    6
Acquisition Agreement ..............................................    6
Actual Yield .......................................................    6
Adjusted Book Value ................................................    7
Affiliate ..........................................................    8
Affiliated Person ..................................................    8
Applicable Term ....................................................    8
Average Book Value .................................................    9
Bank ...............................................................    9
Bank Board .........................................................    9
Books and Record ...................................................    9
Book Value .........................................................   10
Claim ..............................................................   12
Common Stock .......................................................   13
Covered Asset ......................................................   13
Covered Asset Incentive Loss .......................................   19
Covered Asset Loss .................................................   20
Covers Asset Recovery ..............................................   20
Covered Asset Reserve ..............................................   20
Credit or Credit Item ..............................................   20
Debit or Debit Item ................................................   20
Effective Date .....................................................   21
Fair Market Value ..................................................   21
Foreclosure ........................................................   21
Guaranteed Rate ....................................................   22
Guaranteed Yield Amount ............................................   22
Initial Audit ......................................................   22
Insurance Regulations...............................................   23
Investment .........................................................   23
Liquidation ........................................................   23
Marketable Securities ..............................................   23
Mortgage Backed Security Portfolio .................................   23
Negative Capital ...................................................   23
Net Proceeds Received ..............................................   24
Promissory Notes ...................................................   25
Quarter ............................................................   25
Real Estate Owned ..................................................   25
Related Claim ......................................................   25
Repossessed Personal Property ......................................   26
Shared Gain ........................................................   26
Significant Subsidiary .............................................   26
Special Reserve Account ............................................   26
Subsidiary .........................................................   26
Supervisory Agent ..................................................   26
Tax Claim ..........................................................   27
Texas COF ..........................................................   27
Transaction ........................................................   27
Warrants ...........................................................   27

                              ASSISTANCE AGREEMENT

        THIS AGREEMENT, dated December 30, 1988, is entered into by and among UNITED SAVINGS ASSOCIATION OF TEXAS, FSB, Houston, Texas ("ACQUIRING ASSOCIATION"); USAT HOLDINGS INC. ("USAT HOLDINGS"), a savings and loan holding company incorporated under the laws of the state of Delaware of which the ACQUIRING ASSOCIATION is a wholly-owned subsidiary, HYPERION HOLDINGS INC., a savings and loan holding company incorporated under the laws of the State of Delaware of which USAT HOLDINGS is a wholly-owned subsidiary, ("HYPERION HOLDINGS"), HYPERION PARTNERS LP, a partnership organized under the laws of the State of Delaware of which Hyperion Holdings Inc is a wholly-owned subsidiary ("HYPERION PARTNERS"), (USAT HOLDINGS, HYPERION HOLDINGS, HYPERION PARTNERS, collectively, the "ACQUIRERS") and the FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, a corporate instrumentality and agency of the United States ("CORPORATION").

                                    RECITALS

        A. The Federal Home Loan Bank Board has (1) authorized the appointment of the CORPORATION as receiver ("RECEIVER") for United Savings Association of Texas, Houston, Texas (the "ACQUIRED ASSOCIATION"), (2) authorized the organization of the ACQUIRING ASSOCIATION pursuant to Section 406 of the National Housing Act, as amended ("NHA"), 12 U.S.C. Section 1729 (1982) and the issuance of 100% of the Common Stock of the ACQUIRING ASSOCIATION to USAT HOLDINGS, and (3) authorized the transfer to the ACQUIRING ASSOCIATION of substantially all of the assets and the secured, deposit and certain tax liabilities of the ACQUIRED ASSOCIATION pursuant to the Acquisition Agreement (herein so called) by and between the RECEIVER and the ACQUIRING ASSOCIATION dated the date hereof.

        B. The CORPORATION insure the accounts of the ACQUIRED ASSOCIATION and will insure the accounts of the ACQUIRING ASSOCIATION in accordance with
Section 403 of the NHA, 12 U.S.C. Section 1726 (1982).

        C. Pursuant to the Acquisition Agreement, the ACQUIRING ASSOCIATION will succeed to substantially all the obligations, duties, and liabilities of the ACQUIRED ASSOCIATION to secured creditors, depositors, and governmental units for Tax Claims (defined below), and substantially all assets and property of every kind and character belonging to the ACQUIRED ASSOCIATION will be vested in and become the property of the ACQUIRING ASSOCIATION.

        D. A condition to the obligation of the parties to consummate the Transaction (defined below) is that the CORPORATION, the ACQUIRING ASSOCIATION, and the ACQUIRERS enter into an agreement in the form of this Agreement, pursuant to which the CORPORATION will provide financial assistance and indemnification to the ACQUIRING ASSOCIATION and the ACQUIRERS, and that certain forbearances be granted in a separate forbearance letter.

        E. The CORPORATION has decided, pursuant to Section 406(f)(1)-(4) of the NHA, 12 U.S.C. Section 1729(f)(1)-(4) (1982), to provide financial assistance and indemnification as set forth in this Agreement, having determined that the ACQUIRED ASSOCIATION is in danger of default and that the amount of such financial assistance and indemnification with respect to the ACQUIRED ASSOCIATION would be less than the losses the CORPORATION would sustain upon the liquidation of the ACQUIRED ASSOCIATION through a receivership accompanied by the payment of insurance of accounts.

        F. The ACQUIRING ASSOCIATION has agreed to consummate the Transaction and use its best efforts to manage the resulting business, acquired assets and liabilities in order to (i) define and establish a thrift business operated in accordance with applicable laws and regulations in effect from time to time which will focus on providing single family mortgage loans and consumer services to its market to the extent contemplated by the Business Plan submitted to the Bank Board in connection with this Transaction; (ii) will consolidate operations, reduce operating and funding costs and thereby, to the extent possible under the circumstances, increase net interest margin and profitability; and (iii) will liquidate or convert to earning assets the non-core business and assets of the ACQUIRED ASSOCIATION in a manner that will minimize exposure to additional loss and maximize Covered Asset Recoveries (as defined below.)

        G. The CORPORATION has approved the acquisition of the ACQUIRING ASSOCIATION (including the issuance and acquisition of its shares and subordinated debentures as contemplated by this Agreement) and the acquisition of the ACQUIRED ASSOCIATION (including the acquisition of its assets) under
Section 408(m) of the National Housing Act, as amended.

        In consideration of the mutual promises contained in this Agreement, the parties hereto enter into the following Agreement.

                                   AGREEMENT

        Section 1 Definitions. For the purposes of this Agreement, the following terms have the indicated meanings:

        (a) "Acquired Association Claim": Any Claim of the ACQUIRED ASSOCIATION that the ACQUIRING ASSOCIATION as its successor has against any person or persons, partnership, corporation, or other entity ("third party"), and any administrator, executor, personal representative, heir, or assign of such third party, that is related to a Claim retained by the RECEIVER pursuant to Section 2 of the Acquisition Agreement.

        (b) "Acquirer's Contribution": The amount of $90 million in cash, which will be contributed to the ACQUIRING ASSOCIATION on the Effective Date, in return for 100% of the Common Stock. Within thirty (30) days after receipt of audited financial statements as of December 31, 1988, the Acquiring Association will file with the Corporate and Securities Division, Bank Board, (as defined below), a Registration Statement covering $110 million of subordinated debentures. The ACQUIRING ASSOCIATION has received a letter (Exhibit ______) from an investment bank or other financial institution setting forth its commitment to underwrite or otherwise arrange for the sale of subordinated debentures as set forth in Section 2(b)(7) of this Agreement. The

ACQUIRING ASSOCIATION will use its best efforts to enforce such agreement to have issued such debentures within 60 days after such Registration Statement is effective.

        (c) "Acquisition": The acquisition of substantially all of the assets and the assumption of the secured, deposit and certain tax Claim liabilities of the ACQUIRED ASSOCIATION by the ACQUIRED ASSOCIATION by purchase and assumption from the RECEIVER.

        (d) "Acquisition Agreement": The agreement entered into contemporaneously with this Agreement between the ACQUIRED ASSOCIATION and the RECEIVER pursuant to which the ACQUIRED ASSOCIATION purchases substantially all of the assets and assumes the secured, deposit, and certain tax claim liabilities of the ACQUIRED ASSOCIATION from the RECEIVER.

        (e) "Actual Yield": With respect to a Covered Asset, the amount of all interest and other income or loss received or accrued (the calculation of such income or loss to include all expenses in the form of payments to third parties, including the ACQUIRERS and their Affiliates in accordance with
Section 17 (b), accrued or paid by or on behalf of the ACQUIRED ASSOCIATION that are directly related to such Covered Asset), including specifically, with respect to any Real Estate Owned, all net operating income or loss, and with respect to any Investment in any Subsidiary, the ACQUIRED ASSOCIATION's share of net earnings that may be distributed to the ACQUIRING ASSOCIATION without violating any applicable law or any valid and binding contract, whether or not distributed, or loss. Net operating income or loss for any Real Estate Owned shall be equal to the difference between the gross income received from or accrued with respect to the asset and the sum of expenses in the form of payments to third parties (including the ACQUIRERS and their Affiliates in accordance with Section 17 (b)) accrued or paid by or on behalf of the ACQUIRING ASSOCIATION that are directly related to the Real Estate Owned and that have been approved, if required, by the CORPORATION in accordance with the procedures set forth in Section 12, 13, and 14. Net earnings or loss for any Subsidiary shall be computed in accordance with generally accepted accounting principles, but without deduction for any dividend or other distribution from such Subsidiary to the ACQUIRING ASSOCIATION or any Affiliate of the ACQUIRING ASSOCIATION, provided that no loss of a Subsidiary will be taken into account in determining Actual Yield if the amount of the loss, when combined with all losses previously taken into account in determining Actual Yield with respect to such Subsidiary, would exceed the Book Value of the Investment in such Subsidiary.

        (f) "Adjusted Book Value": (i) Eighty percent (80%) of (A) the Book Value of any Covered Asset minus (B) any Covered Asset Reserve, plus (ii) Cumulative Holding Costs (as set forth below) For the period from the Effective Date through December 31, 1989, Cumulative Holding Costs shall equal zero (0). For each subsequent period from January 1 until December 31 throughout the term of this Agreement, Cumulative Holding Costs shall be determined through application of the following formula:
(ABV x (1 + COF)) - ABV - HC). ABV is the Adjusted Book Value on the immediately preceding December 31. COF is the arithmetic average of the four most recently available quarterly publications of the Texas COF at the time of each such calculation. HC is the Cumulative Holding Costs of the periods preceding that for which the Cumulative Holding Costs are being calculated.

        (g) "Affiliate": Affiliate, as that term is defined in Section 561.25 of the Insurance Regulations.

        (h)  "Affiliated Person": Affiliated Person, as that term is defined in
Section 561.29 of the Insurance Regulations and all attorneys, accountants, employees and other agents of the ACQUIRING ASSOCIATION.

        (i) "Applicable Term": The period of time beginning on the Effective Date and ending (i) for Category I Covered Assets, 120 days after the Effective Date, (ii) for Category II Covered Assets, at the end of the fourth Quarter,
(iii) for Category III Covered Assets, at the end of the 20th Quarter, (iv) for Category IV Covered Assets, at the end of the 28th Quarter and (v) for Category V Covered Assets, on the tenth anniversary of the Effective Date.

        (j) "Average Book Value": For any full Quarter, the sum of the Book Value of Covered Assets, which have not been Liquidated or written down to one dollar, on the first day of the Quarter and on the last day of each calendar month ending within the Quarter divided by four; for the first Quarter, the sum of (x) the Book Value of Covered Assets, which have not been liquidated or written down to one dollar, on the first day of the Quarter and on the last day of each calendar month ending within the Quarter divided by (y) the number of such days on which the book value is calculated; and in the event the last Quarter ends on any day other than the last day of a full Quarter, for the last Quarter, the sum of (x) the Book Value of Covered Assets, which have not been liquidated or written down to one dollar, on the first and last days of the Quarter and on the last day of each calendar month ending within the Quarter divided by (y) two plus the number of full calendar months in the Quarter.

        (k) "Bank": The Federal Home Loan Bank of Dallas.

        (l) "Bank Board": The Federal Home Loan Bank Board.

        (m) "Books and Records": Any and all books and records of the ACQUIRED ASSOCIATION as of immediately prior to the Effective Date, but excluding any books and records of any Subsidiary or other entity.

        (n) "Book Value":

                (1) The Book Value of any asset shall be determined as follows:

                        (A) With respect to any Covered Asset reflected on the Books and Records, the book value of the asset (before deduction for any specific valuation allowance, loan loss, credit loss or other loss reserve) as so reflected or as adjusted by the Initial Audit.

                        (B) With respect to any real or personal property or interest therein which secures a Covered Asset and is acquired by the ACQUIRING ASSOCIATION after the Effective Date by Foreclosure, the outstanding principal amount of the indebtedness secured by such property (before deduction for any specific valuation allowance, loan loss, credit loss or other loss reserve), plus any costs, fees and expenses incurred in connection with the acquisition of such property, provided that such costs, fees and expenses have been approved in accordance with Sections 12, 13 and 14 of this Agreement and have not been reimbursed under another provision of this Agreement.

                        (C) With respect to the Debit balance of Special Reserve Account I treated as a Covered Asset pursuant to Section 6(a)(2) for any Quarter for yield maintenance purposes only, the amount of such Debit balance for such Quarter.

                        (D) With respect to any Covered Asset acquired by the ACQUIRING ASSOCIATION after the Effective Date pursuant to a legally binding commitment of the ACQUIRED ASSOCIATION, the amount determined in accordance with the accounting principles required by this Agreement.

                (2) After initial determination, Book Value of any asset shall be adjusted or determined in accordance with the accounting principles required by this Agreement, provided that:

                        (A) Any expenditure that would properly be capitalized must be permitted by Sections 12, 13, 14 or 15 of this Agreement and must not have been reimbursed under another provision of this Agreement, and

                        (B) Book Value of an Investment in a Subsidiary which is a Covered Asset shall be (i) increased for any additional Investment in the Subsidiary made after the Effective Date which is permitted under Sections 12, 13, 14 or 15 of this Agreement and not reimbursed under another provision of this Agreement and (ii) increased or decreased but not below zero, as the case may be, by the net earnings or loss of such Subsidiary taken into account in determining Actual Yield and (iii) decreased by any capital distributions paid to the ACQUIRING ASSOCIATION by such Subsidiary, and

                        (C) Book Value of Real Estate Owned shall not be decreased by any depreciation expense.

                (3) The following shall not be included in the determination of Book Value:

                        (A) The amount of any accrued and uncollected interest or late charges on the principal amount of indebtedness related to a Covered Asset that has been accrued through the Effective Date:

                        (B) The undisbursed portion of any loan in process account;

                        (C) The amount of any deferred income related to a Covered Asset, including, without limitation, unearned discounts on loans purchased, unearned profit on real estate sold, deferred loan fees or acquisition credits, unearned discounts on installment loans, deferred gains on securities, and other unearned discounts;

                        (D) With respect to any Covered Asset reflected on the Books and Records, any adjustment to the value of such Covered Asset made solely as a result of the purchase accounting adjustments under generally accepted accounting principles made as a result of the Transaction; and

                        (E) Any Guaranteed Yield Amount.

        (o) "Claim": Any claim, demand, cause of action or judgment.

        (p) "Common Stock": The duly authorized Common Stock par value $0.01 per share of the ACQUIRING ASSOCIATION.

        (q) "Covered Asset":

                (1) All assets acquired by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement (including Investments in Subsidiaries but excluding any asset owned by a Subsidiary or other entity), except for the assets specifically excluded from coverage under Section 1(q)(6);

                (2) A loan, contract, or Investment made by the ACQUIRING ASSOCIATION in connection with the sale of, or to salvage, a Covered Asset, or any property or interest therein received in exchange for a Covered Asset or by Foreclosure, or any loan disbursement made by the ACQUIRING ASSOCIATION with the prior written consent of the CORPORATION pursuant to a loan in process or a loan commitment of the ACQUIRING ASSOCIATION in order to maximize the value of a Covered Asset, if prior to the making of any such loan, contract or Investment or obtaining such property or interest or making such disbursement the ACQUIRING ASSOCIATION has obtained the CORPORATION's approval in accordance with the requirements of Sections 12, 13 and 14 of this Agreement with respect to the Covered Asset;

                (3) The Debit balance of Special Reserve Account is treated as a Covered Asset for yield maintenance purposes pursuant to Section 6(1)(2) for any Quarter;

        (4) Any Covered Asset which, with the CORPORATION's prior approval, is liquidated with recourse and as a result of such recourse subsequently becomes an asset of the ACQUIRING ASSOCIATION;

        (5)     The Mortgage Backed Security Portfolio (as defined below);

        (5a) Any non-performing one-to-four family residential mortgage loan that lacks a note, mortgage, or security agreement which is legally enforceable in all material respects shall be treated as a Category III Covered Asset, provided that a note, mortgage, or security agreement shall be considered legally enforceable in all material respects if there are enforceable legal remedies available to the ACQUIRING ASSOCIATION (including a non-judicial power of sale where generally available under state law) under the documentation provided to it that are reasonably sufficient to enable the ACQUIRING ASSOCIATION to realize upon the security afforded by such mortgage or security agreement as a valid, subsisting, and enforceable first lien (or such other lien as may be expressly provided for under such documentation) on the mortgaged property or other security;

        (6)     The term "Covered Asset" shall not include:

                (A) Any Marketable Securities, on the Books and Records, other than the Mortgage Backed Security Portfolio (as defined below);

                (B) Any one-to-four family residential or mobile home mortgage loan on the Books and Records that is performing according to its original terms on the Effective Date, provided that such loan (i) does not become contractually delinquent 90 days or more at any time within two years of the Effective Date, or (ii) is not restructured with the approval of the CORPORATION in order to avoid a delinquency within two years after the Effective Date or (iii) is not a Covered Asset under Section 1(q)(5a). In the event that either of the conditions specified in (i) or (ii) occurs, such loan shall be a Covered Asset for a period of five years after such condition is met only, provided that in the case of a secured loan, Foreclosure, or, in the case of an unsecured loan, judicial collection proceedings, must have been formally instituted within four years after the Effective Date (or such longer time as the CORPORATION has approved in writing, unless (i) the CORPORATION has determined, in its sole judgment, that Foreclosure or judicial collection proceeding is impractical or unnecessarily costly to the CORPORATION, (ii) the CORPORATION has waived the Foreclosure or judicial collection proceeding requirement in writing, and (iii) the CORPORATION has approved a request for a write-down of Book Value to zero or one dollar pursuant to Section 4.

                (C) The ACQUIRED ASSOCIATION'S office furniture, fixtures and equipment (i) that are acquired pursuant to Section 8(b) of the Acquisition Agreement or (ii) that are being used by the ACQUIRING ASSOCIATION, provided that any furniture, fixtures and equipment that are being used on the first anniversary of the Effective Date shall not be a Covered Asset, even if they ceased to be used after such anniversary.

                (D) Office buildings and facilities owned by the ACQUIRED ASSOCIATION of which 75% or more of the usable square footage of the building is being used by the ACQUIRING ASSOCIATION as a savings and loan facility on the first anniversary of the Effective Date.

                (E) The ACQUIRED ASSOCIATION's leasehold improvements, office furniture, fixtures and equipment that are being used on the Effective Date unless such item ceases to be used during the year following the Effective Date, and, in that event, shall be treated as a Covered Asset beginning in the first Quarter following the Quarter in which such item ceases to be used.

                (F) Any property, real or personal, or interest therein or any asset of any nature or kind that belongs to a Subsidiary of the ACQUIRED ASSOCIATION.

                (G)  Any intangible asset listed in Section 1(hh)(i)-(v).

                (H) Any cash on the Books and Records of the ACQUIRED ASSOCIATION as of the Effective Date.

                (I)  Any purchased servicing.

        (7)  Covered Assets shall be divided into the following five categories:

                (A) "Category I Covered Assets" shall mean the Mortgage Backed Security Portfolio.

                (B) "Category II Covered Assets" shall mean (i) the Investment of the Acquired Association in United MBS Corporation and (ii) the Investment of the Acquired Association in the Equity Subsidiary (as hereinafter defined.) For purposes of this Agreement, United Financial Corporation shall be considered three separate subsidiaries -- one holding the securities and certain other assets and liabilities, and with an Investment, set forth on Schedule I (the "Equity Subsidiary"), one holding the undeveloped land (including subdivisions) and related liabilities, and with an

Investment, set forth on Schedule II (the "Land Subsidiary") and one holding venture capital investments and certain other assets and with an Investment set forth on Schedule III (the "Venture Capital Subsidiary"),

                (C)  "Category III Covered Assets" shall mean any Covered Asset that is non-performing, completed one-to-four family residential mortgage loan or the property securing such loan that has been acquired by Foreclosure of a mortgage loan with respect to a completed one-to-four family residence;

                (D) "Category IV Covered Assets" shall mean any Covered Asset that is not a Category I Covered Asset, a Category II Covered Asset, a Category III Covered Asset or a Category V Covered Asset, and specifically including without limitation (i) any Covered Asset that is a completed five or more dwelling unit mortgage loan or the property securing such loan that has been acquired by Foreclosure of a mortgage loan with respect to a completed five or more dwelling residence; and (ii) until the end of the 28th Quarter (at which time it will be paid), the Debt balance of Special Reserve Account I treated as a Covered Asset for yield maintenance purposes pursuant to Section 6(a)(2) for any Quarter;

                (E) "Category V Covered Assets" shall mean (i) any Covered Asset that is undeveloped land (including subdivisions), (ii) the Investment by the Acquired

Association in the Land Subsidiary, and (iii) beginning with the 29th Quarter, any new Debit balance of Special Reserve Account I treated as a Covered Asset for yield maintenance purposes pursuant to 6(a)(2) for any Quarter.

        (8) Each asset described in Section 1(q)(7)(A)-(E) shall cease to be a Covered Asset at the end of the Applicable Term for such Covered Asset; provided, that the CORPORATION shall have debited or paid the amount, if any, required to be debited or paid at the end of such Applicable Term pursuant to
Section 6(a)(2).

        (r)  "Covered Asset Incentive Loss":

        (1) With respect to a Category I or a Category II Covered Asset: (i) 5% of the amount, if any, by which the Fair Market Value as of the Effective Date of a Category I or a Category II Covered Asset exceeds the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of such Covered Asset.

        (2)  With respect to a Category III through Category V Covered Asset:
10% of the amount, if any, by which the Adjusted Book Value of a Category III-V Covered Asset (or, if the Book Value of such Covered Asset has been written down with the CORPORATION'S permission as provided in Section 4(b), the Adjusted Book Value plus the amount of such write-down), exceeds the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of such Covered Asset.

        (s) "Covered Asset Loss": The amount authorized pursuant to the provisions of Sections 12, 13 and 14, (i) by which the Book Value of a Covered Asset exceeds the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of such Covered Asset, or (ii) of any write-down in Book Value of a Covered Asset approved or directed by the CORPORATION pursuant to Section 4.

        (t) "Covered Asset Recovery": The amount by which the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of any Covered Asset exceeds the Book Value of such Covered Asset or, if the Book Value of such asset has been written down with the CORPORATION'S permission as provided in
Section 4(b), the amount, if any, by which Net Proceeds Received exceeds the Book Value plus the amount of the write-down.

        (u) "Covered Asset Reserve": With respect to any Covered Asset, any specific valuation allowance, loan loss, credit loss, or other loss reserve on such asset on the Books and Records as of the Effective Date.

        (v) "Credit" or "Credit Item": An amount credited to the Special Reserve Accounts pursuant to the provisions of Section 3.

        (w) "Debit" or "Debit Item": An amount charged or debited to the Special Reserve Accounts pursuant to the provisions of Section 3.

        (x) "Effective Date": The date and time at which the Acquisition becomes effective pursuant to the terms of the Acquisition Agreement, Bank Board Resolutions and applicable law.

        (y) "Fair Market Value": An amount determined by (i) agreement of the CORPORATION and the ACQUIRING ASSOCIATION or (ii) an independent appraiser mutually acceptable to the CORPORATION and the ACQUIRING ASSOCIATION, provided that such appraiser's determination of fair market value shall be binding on both the CORPORATION and the ACQUIRING ASSOCIATION (unless both agree to the contrary).

        (y-1) "Foreclosure": Unless specifically indicated otherwise by the context, includes, in addition to foreclosure, (1) the forfeiture of a contract of sale or a contract for deed, (2) a trustee's sale under a deed of trust, (3) the grant of a deed in lieu of foreclosure, (4) the acquisition of title to real estate pursuant to other comparable procedures allowed under applicable law, (5) the acquisition of title to any property pursuant to procedures for the enforcement of a security interest in such property under applicable law, and (6) the exercise of rights of possession to or control over personal property arising under contract or applicable law.

        (z) "Guaranteed Rate": A rate of interest determined through application of the following formula: (Texas COF + BASIS POINTS) multiplied by a fraction the numerator of which is the number of days in the Quarter and the denominator of which is 365. For purposes of the foregoing formula, BASIS POINTS for each four Quarter period and for each category of Covered Assets shall be as follows:

              Basis           Basis           Basis          Basis           Basis
Four          Points          Points          Points         Points          Points
Quarter       on              on              on             on              on
Period        Category I      Category II     Category III   Category IV     Category V
- -------       ----------      -----------     ------------   -----------     ----------
120 days          0
  1                               220              220            220            220
  2                                                210            220            210
  3                                                205            210            205
  4                                                200            205            200
  5                                                195            200            195
  6                                                               195            190
  7                                                               190            185
  8                                                                              180
  9                                                                              180
 10                                                                              180

        (aa) "Guaranteed Yield Amount": The Guaranteed Yield Amount for any Quarter shall be the sum of the products of (x) the Average Book Value for such Quarter for each Category of Covered Asset and (y) the Guaranteed Rate for such Quarter for such category of Covered Asset.

        (bb) "Initial Audit": The audit conducted pursuant to Section 5(b) of this Agreement.

        (cc) "Insurance Regulations": The Rules and Regulations for the Federal Savings and Loan Insurance Corporation in Title 12 of the Code of Federal Regulations, or any successor rules and regulations.

        (dd) "Investment": Any advance, loan, other extension of credit or equity investment.

        (ee) "Liquidation": (1) A sale of any Covered Asset, whether for cash or on other terms, other than a Foreclosure pursuant to which the ACQUIRING ASSOCIATION or any of its Affiliates, acquires title to such Covered Asset; or (2) the release, compromise, satisfaction, settlement, reduction to judgment which is then collected, or assignment to other than the CORPORATION of any Claim.

        (ff) "Marketable Securities": Any asset shown on the Books and Records as a marketable security for which there is a regular trading market and as to which at least two nationally recognized investment banking firms regularly quote prices.

        (gg) "Mortgage Backed Security Portfolio": All of the securities collateralized by mortgages which are on the Books and Records including mortgage pass-through securities.

        (hh) "Negative Capital": The amount by which the sum of all secured, deposit and Tax Claim (defined below) liabilities, including mortgage escrows, assumed by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement exceeds the sum of the book values as reflected on the Books and Records (before deduction for any specific valuation allowance, loan loss, credit loss or other loss reserve) of all tangible assets acquired by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement. For purposes of this section, tangible assets shall mean all assets on the Books and Records of the ACQUIRED ASSOCIATION except (i) Appraised Equity Capital (as defined in Section 563.13(c) of the Insurance Regulations), (ii) goodwill, (iii) deferred losses on loans and investments, including deferred hedging losses, which have been disposed of by the ACQUIRED ASSOCIATION prior to the Effective Date, (iv) prepaid expenses and (v) all other intangibles.

        (ii) "Net Proceeds Received": As used in reference to the amount received upon the Liquidation of a Covered Asset or a Claim, the amount computed by deducting from the gross proceeds received all expenses in the form of payments to third parties (including the ACQUIRERS and their Affiliates in accordance with Section 17(b)) actually incurred or paid by the ACQUIRING ASSOCIATION in connection with such Liquidation, provided that such expenses are authorized pursuant to Sections 12, 13 and 14, have not been reimbursed otherwise and have not previously been properly capitalized to increase Book Value in accordance with Section 1(n)(2)(A).

        (jj) "Promissory Notes": The initial promissory note to be delivered by the CORPORATION to the ACQUIRING ASSOCIATION pursuant to Section 6(a)(1) and the new promissory note for which the initial promissory note is to be exchanged pursuant to Section 6(a)(1) and any other note that may be issued by the CORPORATION to the ACQUIRING ASSOCIATION pursuant to this Agreement.

        (kk) "Quarter": Three consecutive calendar months, provided that the first Quarter during the term of this Agreement shall be deemed to include the period, if any, from the Effective Date to and including the day preceding the first day of fourth full calendar month following the Effective Date, and provided further, that the last Quarter during the term of this Agreement shall be deemed to include the period, if any from the first day after the last day of the last full Quarter during the term of this Agreement to the date on which this Agreement terminates.

        (ll) "Real Estate Owned": Any real estate interest held for investment or acquired by Foreclosure.

        (mm) "Related Claim": Any counterclaim, offset, insurance settlement, or other Claim which may result in a recovery by the ACQUIRING ASSOCIATION and which is related to a Claim for which the CORPORATION is obligated to indemnify the ACQUIRING ASSOCIATION under Section 7 of this Agreement.

        (nn) "Repossessed Personal Property": An item of personal property acquired by Foreclosure.

        (oo)  "Shared Gain":  10% of the amount, if any, by which the lesser of
(x) the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of a Covered Asset, and (y) the Book Value of such Covered Asset, less the amount of any write-down of the Book Value of such asset previously approved or requested by the CORPORATION under Section 4 of this Agreement, exceeds (i) in the case of a Category I or Category II Covered Asset, the Fair Market Value of such Category I or Category II Covered Asset as of the Effective Date or (ii) in the case of any other Covered Asset, the Adjusted Book Value of such Covered Asset.

        (pp) "Significant Subsidiary": Any corporation or other entity acquired by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement and with respect to which it has the present voting power to elect a majority of the directors or the managing party or parties.

        (qq) "Special Reserve Account":  An account established pursuant to
Section 3 of this Agreement.

        (rr) "Subsidiary": Any corporation or other entity 25 percent or more owned, directly or indirectly, by the ACQUIRED ASSOCIATION immediately prior to the Effective Date.

        (ss) "Supervisory Agent": The Principal or other Supervisory Agent of the Federal Home Loan Bank Board at Dallas, Texas.

        (tt) "Tax Claim": Any Claim of a governmental unit for unpaid taxes other than federal income taxes, except to the extent subordinated to depositor claims pursuant to applicable law.

        (uu) "Texas COF": The average cost of funds, expressed as a simple annual rate, as determined on a quarterly basis, of all FSLIC-insured institutions whose main offices are located in Texas, as most recently publicly reported by the Bank; or if the Bank ceases to report such rate, as provided by the Bank Board.

        (vv)  "Transaction":  The Acquisition and all related transactions.

        (ww) "Warrants": The duly authorized Warrants of the ACQUIRING ASSOCIATION to be issued in accordance with Section 2(b)(5) of this Agreement.

        Section 2  Conditions

        (a) Consummation of Transaction. The obligations of the parties are subject to the Transaction becoming effective on or before December 31, 1988, unless such date is extended by mutual agreement of the parties.

        (b) Conditions to the Corporation's Obligations. The CORPORATION'S obligations under this Agreement are also conditioned upon the following:

        (1) The CORPORATION's receipt on or prior to the Effective Date (or such later date as the CORPORATION shall specify in the case of actions not to be taken as of the Effective Date) of an opinion from counsel for the ACQUIRING ASSOCIATION and the ACQUIRERS, in form and substance satisfactory to the CORPORATION and its counsel, to the effect that:

                (A) The transaction and the issuance of the Common Stock and Warrants have been duly authorized by all requisite corporate action of the ACQUIRING ASSOCIATION and the ACQUIRERS and effected in compliance with the Charter and Bylaws of the ACQUIRING ASSOCIATION and with applicable law; and

                (B) This Agreement, the Warrant Agreement, the Acquisition Agreement and the Capital Maintenance Agreement and any other agreements or instruments executed by the ACQUIRING ASSOCIATION and/or the ACQUIRERS in connection with the Transaction have been duly authorized, executed and delivered and constitute valid and binding obligations of the ACQUIRING ASSOCIATION and/or ACQUIRERS, as the case may be, enforceable in accordance with their respective terms, except as enforceability thereof may be limited by appointment of a receiver or conservator, bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors of corporations or

FSLIC-insured institutions and except that the remedy of specific performance and injunctive and other forms of equitable relief (whether sought in a proceeding in equity or at law) are subject to certain equitable defenses and to the discretion of the court or administrative body before which proceedings may be brought;

        (2) The CORPORATION's receipt on or prior to the Effective Date of a certified copy of the corporate resolutions of (A) the ACQUIRING ASSOCIATION
(i) authorizing the Transaction and the execution and delivery of this Agreement, the Warrant Agreement, the Acquisition Agreement, the Capital Maintenance and any other agreements or instruments executed by the ACQUIRING ASSOCIATION; and (ii) authorizing the issuance, execution and delivery of the Common Stock, and the Warrants; and (iii) such other resolutions as the CORPORATION may reasonably request; and (B) the ACQUIRERS (i) authorizing the Transaction and the execution and delivery of this Agreement, the Capital Maintenance Agreement and any other agreements or instruments executed by the ACQUIRERS; and (ii) such other resolutions as the CORPORATION may reasonably request;

        (3) The ACQUIRING ASSOCIATION and any of its Affiliates and Subsidiaries within the time periods specified by the terms of this Agreement or by the Bank Board, (A) having executed and delivered to the CORPORATION all other agreements, instruments, filings and documents required to be executed and delivered by the terms of this Agreement and in the resolutions or other actions of the Bank Board in approving the Transaction, and (B) having taken all other actions imposed as conditions herein to the CORPORATION's obligation to provide assistance in any action taken by the Bank Board in approving the Transaction;

        (4) The ACQUIRING ASSOCIATION and the ACQUIRERS continuing to fulfill their obligations under Section 17 and Section 18 hereof;

        (5) On the Effective Date, the ACQUIRING ASSOCIATION shall enter into a Warrant Agreement in the form of Exhibit 4, shall issue warrants to the CORPORATION in accordance with the Agreement and shall comply with the provisions of the Warrant Agreement and Section 6(d) of this Agreement;

        (6) On the Effective Date, the ACQUIRING ASSOCIATION shall have received the ACQUIRER'S cash contribution of $90 million from USAT HOLDINGS; and

        (7) On the Effective Date, the ACQUIRING ASSOCIATION shall have delivered to the CORPORATION (i) a letter setting forth its agreement to file with the Corporate and Securities Division, Office of the General Counsel of the Bank Board within 30 days after receipt of audited financial statements as of December 31, 1988, a registration statement covering a public offering of subordinated debentures in the aggregate principal amount of $110 million, and to take such other actions as may be necessary for the issuance of such debentures, and (ii) a letter from an investment bank or other financial institution setting forth its commitment to underwrite or otherwise arrange for the sale of such subordinated debentures so that the proceeds therefrom will be available to ACQUIRING ASSOCIATION within 60 days after the effectiveness of such registration statement. The ACQUIRING ASSOCIATION will use its best efforts to enforce such agreement to have issued such debentures within sixty (60) days after such Registration Statement is effective.

        (c) Conditions to ACQUIRING ASSOCIATION's Obligations. The obligations of the ACQUIRING ASSOCIATION and the ACQUIRERS under this Agreement are conditioned upon the following:

                (1)  The receipt by ACQUIRING ASSOCIATION of the following:

                        (A) A letter from the Bank Board certifying that the ground specified in 12 U.S.C. Section 1464(d)(6)(A)(i) exists with respect to the ACQUIRED ASSOCIATION:

                        (B) A regulatory forbearance and waiver letter from the Bank Board with respect to the ACQUIRING

ASSOCIATION acceptable to the sole shareholders of the ACQUIRING ASSOCIATION;

                        (C) Certified copies of all Bank Board Resolutions authorizing this Transaction, this Agreement and all related Agreements.

        Section 3 Special Reserve Accounts. The ACQUIRING ASSOCIATION shall establish as of the Effective Date two memorandum accounts, with opening balances of zero, to be called Special Reserve Accounts I and II, and shall maintain such accounts solely for the purpose of, and in accordance with, the provisions of this Agreement.

        (a) Debits to Special Reserve Account I. The ACQUIRING ASSOCIATION may, following the Effective Date, charge as Debits to Special Reserve Account I amounts equal to each of the following items:

                (1) Capital Losses on Covered Assets. The amount of any Covered Asset Losses;

                (2) Related Claim Expenses. The amounts payable by the CORPORATION under Section 7 pursuant to its obligation to reimburse the ACQUIRING ASSOCIATION for the reasonable costs and expenses incurred by the ACQUIRING ASSOCIATION in pursuit of a Related Claim pursuant to Section 7(b);

                (3) Covered Asset Purchase. The amount of the purchase price of an asset purchased by the CORPORATION pursuant to Section 19;

                (4) Assignment of Acquired Association Claims. The amount, if any, of the Book Value reflected on the Books and Records of an Acquired Association Claim assigned to the CORPORATION pursuant to Section 8;

                (5) Interim Negative Capital Adjustment. The amount, if any, permitted to be debited to Special Reserve Account I pursuant to
Section 6(a)(1)(B);

                (6) Nonexistent Assets. The value reflected on the Books and Records of any asset determined by the ACQUIRING ASSOCIATION, with the written concurrence of the CORPORATION, to have been nonexistent or permanently missing;

                (7) Purchased Claims. The amount, if any, paid by the ACQUIRING ASSOCIATION, with the written consent of the CORPORATION, to general creditors of the ACQUIRED ASSOCIATION for the amount of liabilities and debts not assumed by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement;

                (8) Shared Gain. The amount of the Shared Gain, if any;

                (9) Disallowed Deductions. The amount permitted to be debited to Special Reserve Account I pursuant to Section 9(f);

                (10) Uncollected Interest and Late Charges Accrued Prior to Effective Date. On the date written off, the amount of the ACQUIRED ASSOCIATION'S uncollected interest and late charges, if any, accrued as of the Effective Date that remains uncollected subsequent to the Effective Date, at such time as such accrued and uncollected interest and late charges is determined by the ACQUIRING ASSOCIATION, with the written concurrence of the CORPORATION, to be uncollectible and is written off, provided that the amount of such interest and late charges that is subsequently collected shall be credited to Special Reserve Account I upon collection; and

                (11) Payment of Credits. The amount of any payments made by the ACQUIRING ASSOCIATION to eliminate a credit balance in Special Reserve Account I.

                (12) Indemnifications. The amount payable by the CORPORATION under Section 7 and Section 17(d)(3) pursuant to its obligation to indemnify the ACQUIRING ASSOCIATION for the items described in Sections 7(a) and 17(d)(3);

                (13) Goodwill Amortization. The allocable expense for the amortization, over the Applicable Term by the straight line method, of the amount of goodwill (as of the Effective Date) determined by an audit performed at the ACQUIRING ASSOCIATION's expense in accordance with generally accepted auditing standards and generally accepted accounting principles and approved by the CORPORATION that is attributable to the acquisition from the ACQUIRED ASSOCIATION of (i) purchased servicing, (ii) one-to-four family residential mortgage loans that do not constitute Covered Assets under this Agreement to the extent that such goodwill arises from the fact that such loans bear interest at a rate below market rates at the Effective Date; and (iii) marketable securities other than the Mortgage Backed Securities Portfolio.

                (14) Unreflected Deposits. The amount of any Deposits, as defined in the Acquisition Agreement, which are not reflected as Deposits on the Books and Records of the ACQUIRED ASSOCIATION, but only to the extent that such Deposits are paid by the ACQUIRING ASSOCIATION and are not included as liabilities for purposes of calculating Negative Capital.

                (15) Unreflected Tax Claims. With the prior written approval of the CORPORATION, any amount paid by the ACQUIRING ASSOCIATION with respect to Tax Claims of the ACQUIRED ASSOCIATION in excess of the amount reflected on the Books and Records as of the Effective Date, as adjusted by the Initial Audit.

        (b) Credits to Special Reserve Account I. The ACQUIRING ASSOCIATION shall promptly credit each of the following items to Special Reserve Account I, to the extent that such item was not shown as an asset on the Books and Records, as adjusted by the Initial Audit:

                (1) Unreflected Assets. Any amounts attributable to periods prior to the Effective Date received by the ACQUIRING ASSOCIATION, including interest, late fees, penalties, refunds and other recoveries or benefits, which were not reflected as assets in the determination of Negative Capital;

        (2) Covered Asset Recoveries. An amount equal to 90% of each Covered Asset Recovery;

        (3) Offset Gains. The amounts which the ACQUIRING ASSOCIATION recovers from other than the CORPORATION, whether by counterclaim, offset, insurance settlement, or otherwise, with respect to any Claim or other item with respect to which the ACQUIRING ASSOCIATION debited Special Reserve Account I;

        (4)  Recovered Interest. The credits contemplated by the proviso to
Section 3(a)(10) when any interest referred to therein is collected;

        (5) CORPORATION'S Contributions. Contributions made by the CORPORATION to eliminate a Debit balance in Special Reserve Account I;

        (6) Tax Benefits. The amount, if any, required to be credited to the Special Reserve Account I pursuant to Section 9.

        (7) Lease Payments. An amount equal to the Fair Market Value of the rent at which a willing lessor and a willing lessee, under no undue pressure to lease, would lease the portion of all office buildings and facilities owned by the ACQUIRED ASSOCIATION for the period of time, if any, that such buildings and facilities are Covered Assets and only for the percentage of the square footage of such buildings and facilities being used by the ACQUIRING ASSOCIATION;

        (8) Dividend Payments. For any Quarter in which the ACQUIRING ASSOCIATION pays a cash dividend or other distribution to holders of its Common Stock, an amount equal to the cash dividend or other distribution of property which would have been payable with respect to each share subject to the FSLIC Warrants which has not yet been purchased by the holder of the FSLIC Warrants;

        (9) Shared Gain Offset. The amount of all Covered Asset Incentive Losses; provided, that, except with respect to Category I Covered Assets, no such credit shall cause the aggregate amount of credits required by this paragraph with respect to a particular Category of Covered Assets to exceed the aggregate amount of Shared Gains debited to Special Reserve Account I pursuant to Section 3(a)(8) with respect to such category of Covered Assets; and provided further, that the amount of any such Covered Asset Incentive Loss that may not be credited as a result of the preceding provision shall subsequently be credited to the extent of subsequent Debits to Special Reserve Account I pursuant to Section 3(a)(8) for Shared Gains with respect to such Category of Covered Assets; and

        (10) FHLMC Stock. An amount equal to the excess of the fair market value as of the Effective Date of any Federal Home Loan Mortgage Corporation stock acquired from the ACQUIRED ASSOCIATION over the value of such stock on the Books and Records.

                (11) Excess Tax Claims. An amount equal to any excess of the amounts for Tax Claims reflected on the Books and Records as of the Effective Date, as adjusted by the Initial Audit, over the amounts actually paid on or before December 31, 1990 by the ACQUIRING ASSOCIATION to satisfy such Tax Claims, provided, however, that the proceeds actually paid by the ACQUIRING ASSOCIATION to satisfy such Tax Claims after December 31, 1990 shall be debited to Special Reserve Account I upon payment.

                (12) Recovery of Write-Down. With respect to any Covered Asset that has been written down pursuant to Section 4, the amount by which the Net Proceeds Received by the ACQUIRING ASSOCIATION upon the Liquidation of any Covered Asset exceeds the Book Value of such Covered Asset up to the amount of such write-down.

        (c) Debits to Special Reserve Account II. The ACQUIRING ASSOCIATION may, following the Effective Date, charge as Debits to Special Reserve Account II the following:

                (1) Guaranteed Yield Amount. The Guaranteed Yield Amount for each Quarter, provided that no debit may be charged to Special Reserve Account II pursuant to this subparagraph with respect to any Covered Asset for any period after the last day of the Applicable Term;

        (2) Actual Loss. With respect to the Covered Assets for which a Debit to Special Reserve Account II for the Guaranteed Yield Amount was made for any Quarter, the negative amount, if any, of Actual Yield for such Quarter, on such Covered Assets; and

        (3) Accrued but Uncollected Interest and Late Charges. The amount of uncollected interest and late charges, if any, accrued by the ACQUIRING ASSOCIATION after the Effective Date with respect to a Covered Asset and included in the amount of Actual Yield credited to Special Reserve Account II at such time as such accrued and uncollected interest is determined by the ACQUIRING ASSOCIATION, with the written concurrence by the CORPORATION, to be uncollectable and is written off; provided that the amount of such interest that is subsequently collected shall be credited to Special Reserve Account II as Actual Yield in the first Quarter after collection; and

        (d) Credits to Special Reserve Account II. The ACQUIRING ASSOCIATION shall promptly credit to Special Reserve Account II the following:

        (1) Actual Yield. With respect to the Covered Assets for which a Debit to Special Reserve Account II for the Guaranteed Yield Amount was made for any given Quarter, (i) the positive amount, if any, of Actual Yield for such Quarter on such Covered Assets and, (ii) to the extent not included in (i), in the event of reinstatement of a Covered Asset to income producing status and collection of delinquent interest or other income attributable to a Quarter during which the Guaranteed Yield Amount was paid on such Asset, the amount of such delinquent interest or other income collected; and

                (2) Recovered Interest. The credits contemplated by the proviso to Section 3(c)(3) when any interest referred to therein is collected.

                (3) Cash Payments for Furniture, Fixtures, Equipment and Leasehold Improvements. The amount of any cash payment that otherwise would be made to the Receiver to purchase Furniture, Fixtures, Equipment or Leasehold Improvements pursuant to Section 8(b) of the Acquisition Agreement.

        Section 4  Write-Down or Required Sale of a Covered Asset.

        (a) Corporation Directed Write-down. The Corporation may require the ACQUIRING ASSOCIATION to write down the Book Value of any Covered Asset.

        (b) Requested Write-Downs by ACQUIRING ASSOCIATION. For purposes of this Agreement, the ACQUIRING ASSOCIATION shall not write down any Covered Asset without first obtaining the CORPORATION's written consent pursuant to the terms of this Section 4. In the event that the ACQUIRING ASSOCIATION proposes to write down a Covered Asset, the

ACQUIRING ASSOCIATION shall first apply to the CORPORATION for permission to write down a Covered Asset pursuant to Section 4(b) by submitting to the CORPORATION in writing the terms, including the amount, of the proposed write-down, and the grounds for the ACQUIRING ASSOCIATION's opinion that the Covered Asset should be written down, supported by such information or documents as the CORPORATION may reasonably request.

        (c) Determination of Write-Down. Within 30 days of the CORPORATION's receipt of an application from the ACQUIRING ASSOCIATION setting forth the grounds for the ACQUIRING ASSOCIATION's opinion that the value of a Covered Asset is less than its Book Value, and such information or documents as the CORPORATION may reasonably request, the CORPORATION may:

                (1) approve the application, with or without modifications or conditions, and permit the ACQUIRING ASSOCIATION to write down the Covered Asset's Book Value;

                (2) deny the application; or

                (3) require the ACQUIRING ASSOCIATION to submit such additional information as the CORPORATION may reasonably request, including, but not limited to, an independent appraisal. Within 30 days after the CORPORATION's receipt of any additional information requested, the CORPORATION shall approve, with or without modifications or conditions, or deny such application.

        (d) Required Sale. The CORPORATION may at any time require the ACQUIRING ASSOCIATION to sell Covered Assets to any person or entity the CORPORATION designates, including the CORPORATION, at a price specified pursuant to Section 19(a).

        (e) Write-Down of Covered Assets That Could Not Be Liquidated. (1) The Corporation shall approve a write down of the Book Value of each Category I Covered Asset and Category II Covered Asset to the Fair Market Value of such Category I Covered Asset and Category II Covered Asset as of the last day of the Applicable Term for such Covered Assets. Such write-down shall be debited to Special Reserve Account I. The Acquiring Association shall provide to the Corporation a plan of disposition with respect to the Category I and Category II Covered Assets and shall consult with the Corporation regarding the implementation of such plan and provide any other such documentation as the Corporation may request with regards to the disposition of such assets. (2) Within one year prior to the expiration of the Applicable Term for each category of Covered Assets (other than Category I and II), the ACQUIRING ASSOCIATION shall provide a detailed report in a form satisfactory to the CORPORATION with respect to any Covered Asset that has not been the subject of a Liquidation describing the efforts that the ACQUIRING ASSOCIATION has made to liquidate each such asset. In the case of each such Covered Asset with respect to which the ACQUIRING ASSOCIATION has submitted plans which were approved by the CORPORATION in accordance with the procedures set forth in Sections 12 and 13 of this Agreement and in the case of any other Covered Assets with respect to which the ACQUIRING ASSOCIATION has complied in all material respects with the terms of this Agreement and has used its best efforts to dispose of such Covered Asset, the CORPORATION shall approve a write down of the Book Value of such Covered Asset to the Fair Market Value of such Covered Asset promptly following such submission to be effective on the last day of the Applicable Term for such Covered Asset, or in the case of Category V Covered Assets, as of the last day of the second Quarter following the ninth anniversary of the Effective Date. Such write-down shall be debited to Special Reserve Account I.

        Section 5 Inventory and Initial Audit. As soon as is practicable after the Effective Date, the CORPORATION, at its own expense, but with the assistance of the ACQUIRING ASSOCIATION's personnel, whose salaries and expenses shall be paid by the ACQUIRING ASSOCIATION without reimbursement from the CORPORATION, shall:

        (a) Inventory. Cause to be prepared a separate inventory of all assets and liabilities acquired by the ACQUIRING ASSOCIATION under the Acquisition Agreement. Such inventory shall be limited to such assets and liabilities as are shown on the Books and Records or which are reasonably ascertainable during the preparation of the inventory. A copy of the inventory, in such form as the CORPORATION shall determine, shall be furnished to the ACQUIRING ASSOCIATION upon completion and approval by the CORPORATION.

        (b) Audits. In accordance with and to the extent directed by the Bank Board by resolution, cause to be prepared a separate audit of the ACQUIRED ASSOCIATION in accordance with generally accepted auditing standards as of immediately prior to the Effective Date, except that the scope of the audit shall be limited to that which the CORPORATION determines to be necessary to implement this Agreement and shall include such adjustments and auditing procedures as are necessary to determine in accordance with Section 1(hh), the Negative Capital of the ACQUIRED ASSOCIATION. The scope of the audit shall not include a determination of whether accrued but uncollected interest and late charges if any, is collectible and shall not include (i) a reevaluation of the ACQUIRED ASSOCIATION's assets, or (ii) a determination of the adequacy of any specific or general loss reserves or valuation allowances, all of which shall be reversed for the purposes of the audit. A copy of the audit, which shall be prepared in such form as the CORPORATION shall determine, shall be furnished to the ACQUIRING ASSOCIATION upon completion and approval by the CORPORATION. The ACQUIRING ASSOCIATION shall be provided a reasonable opportunity to review the initial audit and submit its comments within ten (10) days upon receipt to the CORPORATION before such audit becomes final.

        Section 6 Payments, Contributions and Warrants.

        (a) Contributions by the CORPORATION.

                (1) Negative Capital. On the Effective Date, the CORPORATION shall deliver to the ACQUIRING ASSOCIATION an initial promissory note, duly executed by the CORPORATION and in substantially the form of Exhibit 2 attached hereto ("Initial Promissory Note"), the principal amount of which shall be equal to the Negative Capital of the ACQUIRED ASSOCIATION immediately prior to the Effective Date based on the information contained in the latest monthly report submitted by the ACQUIRED ASSOCIATION to the Bank Board prior to the Effective Date, and calculated in accordance with Section 1(hh) and bearing interest at a rate determined through the application of the following formula:
(Texas COF + 50 BASIS POINTS) multiplied by a fraction the numerator of which is the number of days in the period for which interest is being paid and the denominator of which is 365.

                        (A) On the interest payment date immediately following the CORPORATION'S receipt and approval of the

Initial Audit, in addition to receiving the interest payment due, the ACQUIRING ASSOCIATION shall exchange the Initial Promissory Note for a new promissory note (the "Exchange") in the form of the Initial Promissory Note to be executed and delivered by the CORPORATION, the principal amount of which shall be equal to the actual Negative Capital of the ACQUIRED ASSOCIATION, as determined by the Initial Audit, minus the aggregate amount of any principal payments made by the CORPORATION on the Initial Promissory Note prior to the date of the Exchange. At the same time, the CORPORATION or the ACQUIRING ASSOCIATION shall pay in cash to the other, as the case may be, the difference between (x) the aggregate amount of interest which would have been payable from the Effective Date to the date of the Exchange if the principal amount of the Initial Promissory Note had been equal to the actual Negative Capital of the ACQUIRED ASSOCIATION, as determined by the Initial Audit, and (y) the actual aggregate amount of interest that was paid for such period.

                (B) Notwithstanding the provisions of Section 6(a)(1)(A), the CORPORATION at its sole option may permit the ACQUIRING ASSOCIATION to charge as a Debit to Special Reserve Account I interim adjustments if the CORPORATION is satisfied that the Initial Audit will result in a determination of Negative Capital that will require an additional payment by the CORPORATION. The amount of any such interim adjustments shall be taken into account in calculating the adjustment required by Section 6(a)(1) after receipt of the completed Initial Audit.

        (2)  Net Debit Balance of Special Reserve Account I.

                        (A) Within 30 days after the CORPORATION's receipt of each Quarterly Report required pursuant to Section 16(a), the CORPORATION shall have the option either (i) to wire transfer to the account of the ACQUIRING ASSOCIATION at the Federal Home Loan Bank of Dallas (Account No. 5482607) in immediately available funds an amount equal to the net Debit balance, if any, of Special Reserve Account I, or (ii) to direct the net Debit balance, if any, of Special Reserve Account I to carryover as an opening balance for the following Quarter and to treat such net Debit balance for yield maintenance purposes as a Covered Asset for the Quarter following the Quarter to which the Quarterly Report relates; provided, however, that after the fourth anniversary of the Effective Date, the CORPORATION shall not be entitled to carry over a net Debit balance pursuant to this clause (ii) if, after giving effect thereto, the aggregate outstanding balance of Special Reserve Account I would exceed 33% of the then aggregate Average Book Value of Covered Assets; and provided, further, that the CORPORATION will not be entitled to carry over a net Debit balance pursuant to this clause (ii) at the end of the 28th Quarter.

                        (B) Within 90 days after the final accounting required pursuant to Section 16(d) of this Agreement, the CORPORATION shall wire transfer to the account of the ACQUIRING ASSOCIATION at the Federal Home Loan Bank of Dallas (Account No. 5482607) in immediately available funds an amount equal to the entire net Debit balance, if any, of Special Reserve Account I.

                (3) Net Debit Balance of Special Reserve Account II. Within 30 days after the CORPORATION'S receipt of each Quarterly Report required pursuant to Section 16(a) and within 90 days after the final accounting required pursuant to Section 16(d) of this Agreement, the CORPORATION shall wire transfer to the account of the ACQUIRING ASSOCIATION at the Federal Home Loan Bank of Dallas (Account No. 5482607) in immediately available funds an amount equal to the net Debit balance, if any, of Special Reserve Account II.

                (4) Timing. For purposes of this Agreement, each contribution made pursuant to this Section 6(a) of this Agreement, except for any contribution made following the final accounting required by Section 16(d) of this Agreement, shall be deemed to have been made as of the last day of the Quarter reported in the Quarterly Report on which such contributions is based.

        (b) Reimbursement of Net Credit Balances of Special Reserve Accounts I and II. Within 30 days after the CORPORATION'S receipt of each Quarterly Report and within 90 days after the final accounting required under Section 16(d), the ACQUIRING ASSOCIATION shall in its sole discretion either (i) credit, as a payment to reduce the Book Value of the Covered Asset described in Section 1(q)(3), or (ii) remit to the CORPORATION in immediately available funds, an amount equal to the net credit balance, if any, of Special Reserve Accounts I and II as of the last day of the Quarter to which such quarterly report or the last day of the term to which such final accounting, as the case may be, relates, provided that if such amount exceeds the total contributions made by the CORPORATION to date under this Agreement and not repaid, then the ACQUIRING ASSOCIATION shall remit to the CORPORATION only so much of such amount as equals the total of such contributions to the extent not previously repaid.

        (c) Adjustments. Any contribution or payment by the CORPORATION or the ACQUIRING ASSOCIATION pursuant to this Agreement, any Credit or Debit to a Special Reserve Account, or any accounting or report furnished by the ACQUIRING ASSOCIATION under this Agreement shall be subject to adjustment after the date of the contribution, payment, credit, debit, accounting or report if it is subsequently determined that such contribution, payment, credit, debit, accounting or report was based upon error or upon a tax determination that has been subsequently adjusted, or was not computed in accordance with the accounting principles prescribed by this Agreement.

        (d) Warrants. On the Effective Date, the ACQUIRING ASSOCIATION shall enter into a Warrant Agreement in the form of Exhibit 4 and shall execute and deliver to the CORPORATION a whole number of Warrants (the "FSLIC Warrants")
(on the terms set forth in the Warrant Agreement) entitling the CORPORATION to acquire, for an exercise price of $.01 per share and an aggregate amount not in excess of $1,589 for $158,823 shares (which represents 15 percent) of the Common Stock of the ACQUIRING ASSOCIATION and shall perform all of its obligations under and shall comply with the provisions of the Warrant Agreement.

        Section 7 Indemnifications and Pursuit of Related Claims.

        (a) Indemnifications. To the extent not otherwise reimbursed or reimbursable, the CORPORATION will indemnify the ACQUIRERS, the ACQUIRING ASSOCIATION, Hyperion Partners, L.P., and their directors, officers, and employees, partners, or any of the ACQUIRERS' or ACQUIRING ASSOCIATION'S

Affiliates (collectively, the "Indemnified Parties"), for, and pay as provided in Section 6(a), (i) the amounts actually incurred and paid by any Indemnified Party in connection with the satisfaction, settlement or compromise of the following types of Claims and challenges to the Transaction, and (ii) the reasonable costs and expenses of litigation related to such Claims and to the defense of such challenges to the Transaction, including reasonable attorneys' and accountants' fees, travel expenses, court costs and related litigation expenses, and such other actual and reasonable costs as may be actually incurred by any Indemnified Party in connection with such satisfaction, settlement, or compromise, provided that nothing in this section shall be construed as indemnifying any person who was a director, officer or controlling person, or employee of the ACQUIRED ASSOCIATION ("Old USAT Personnel") for any claim with respect to the ACQUIRED ASSOCIATION or any of its assets or operations ("Old USAT Claim"), or indemnifying or obligating the Corporation to reimburse, the ACQUIRING ASSOCIATION, the ACQUIRER or any Affiliate of either of them for any indemnification payments made by the ACQUIRING ASSOCIATION, the ACQUIRER, or any Affiliate of either of them to or on behalf of any Old USAT Personnel with respect to any Old USAT Claim, and provided further, that before such costs and expenses may be debited to Special Reserve Account I, the ACQUIRING ASSOCIATION shall comply in all material respects with the covenants set forth in Section 17 and
Section 18 and the provisions of Section 31 and submit to the CORPORATION in a form reasonably satisfactory to the CORPORATION the reports and submissions required by Section 15 and Section 16 of this Agreement, and provided further, that such costs and expenses shall be related to matters subject to indemnification under this Section 7(a):

        (1) Unassumed Liabilities and Claims. Any Claim based upon a liability, contract or action or failure to act or status or capacity of the ACQUIRED ASSOCIATION (including any Claim based upon a status or capacity of the ACQUIRED ASSOCIATION as parent of a Subsidiary), which is asserted against the ACQUIRING ASSOCIATION notwithstanding the absence of any assumption of such liability by the ACQUIRING ASSOCIATION in the Acquisition Agreement, provided, however, that the indemnification provided in Section 7(a) shall not be made unless the compromise, settlement or satisfaction of such a claim shall have been expressly approved in writing by the CORPORATION.

        (2) Challenges to the Transaction. Any action brought by any person or entity other than the ACQUIRER, the ACQUIRING ASSOCIATION or any of their stockholders, Affiliates, Subsidiaries, or creditors (whose action arises in whole or in part by virtue of their capacity as creditors of the ACQUIRER or the ACQUIRING ASSOCIATION) to challenge or set aside or seek damages in respect of the Transaction or this Agreement to the extent that such action is grounded (i) upon the negotiation of the Transaction, the negotiation or execution of this Agreement or any other agreement relating to the Transaction or (ii) upon a claim that an action or failure to act by the Bank Board or the CORPORATION was not in accordance with the Bank Board's or the Corporation's enabling legislation, and in the event that a court of competent jurisdiction directs the ACQUIRING ASSOCIATION or the ACQUIRER to divest assets or liabilities of the ACQUIRED ASSOCIATION on such ground, the reasonable costs and expenses of such divestiture and any damages due to a breach of contract caused directly by such divestiture, provided that such damages are directly attributable to one of the grounds set forth above.

        (3) Environmental Liabilities. Any claim against the ACQUIRING ASSOCIATION based upon or arising out of:

                (A) Conditions of any asset acquired pursuant to the Acquisition Agreement as of the Effective Date arising from or related to the generation, storage, manufacturing, refining, transportation, treatment, disposal, spilling, discharge or other presence of any hazardous substance, or any pollutant or contaminant;

                (B) The presence of asbestos or other toxic substance used in construction of or on such assets prior to the Effective Date; or

                (C) Conditions of such assets on the Effective Date which violate any applicable federal, state or local law or regulation for environmental protection. This Section 7(a)(3) shall survive the termination of this Agreement.

        (b)  Pursuit of Related Claims.  The ACQUIRER, the ACQUIRING
ASSOCIATION and any of their Affiliates shall use their best efforts to reduce or minimize the CORPORATION'S indemnity payments under this Section 7 by the pursuit of Related Claims, and the CORPORATION shall indemnify the ACQUIRER, the ACQUIRING ASSOCIATION and their Affiliates for the amount of the reasonable and related costs and expenses, and such other actual and reasonable and related costs as may be actually incurred and paid by them in complying with this
Section 7(b), or incurred by the ACQUIRED ASSOCIATION prior to the Effective Date and paid, with the Corporation's prior written approval, by the ACQUIRING ASSOCIATION, provided that the ACQUIRING ASSOCIATION complies with the covenants set forth in Section 17, and provided further that the pursuit of related Claims shall be subject to approval by the CORPORATION and the reports and submissions required by Sections 12, 13, 14, 15 and 16 of this Agreement, in a form satisfactory to the CORPORATION, shall be submitted to the CORPORATION before costs and expenses related to the pursuit of Related Claims shall be debited to Special Reserve Account I pursuant to Section 3(a). All sums recovered from each such Related Claim shall be credited to

Special Reserve Account I pursuant to Section 3(b)(1) of this agreement. The CORPORATION's right to recovery on any Related Claim shall survive the termination of this Agreement and shall be paid in cash after such date.

        (c)  Scope of Indemnifications. The indemnifications provided for in
Section 7(a) above shall not extend to capital losses on or attributable to assets of an ACQUIRED ASSOCIATION to the extent that such amount is recovered under Section 3(a)(1) as a debit to Special Reserve Account I. Capital loss as used herein refers to loss of value of a particular asset and not to other losses incurred by the ACQUIRING ASSOCIATION that otherwise qualify for indemnification pursuant to this Section 7.

        Section 8 Acquired Association Claims.

        (a) Assignment to CORPORATION of Claims. At any time during the term of this Agreement and until 90 days after the date on which this Agreement terminates, upon the request of the CORPORATION, the ACQUIRING ASSOCIATION shall assign without recourse to the CORPORATION to the fullest extent permitted by law or applicable contract provision all of its right, title and interest in and to any Acquired Association Claim. The purchase price for any Acquired Association Claim shall be the Book Value (if any) of such Claim on the Books and Records.

        (b) Manner of Assignment. In order to facilitate and effectuate the assignment of ACQUIRED ASSOCIATION Claims and other Claims pursuant to Section 8(a), the ACQUIRING ASSOCIATION shall, at the CORPORATION'S request:

                (1) Execute and deliver instruments of assignment or transfer in addition to this Agreement and make endorsements in such form and manner, and at such time, as the CORPORATION shall require;

                (2) Execute and deliver all other instruments that the ACQUIRING ASSOCIATION possesses and the CORPORATION deems necessary to complete such assignments or transfers; and

                (3) Deliver to the CORPORATION all related documents and other materials in its possession or control and use its best efforts to obtain any further information that the CORPORATION deems necessary to prosecute effectively any ACQUIRED ASSOCIATION Claim.

        (c) Notification of Claims. The ACQUIRING ASSOCIATION agrees to notify the CORPORATION of any evidence it discovers indicating the existence of an Acquired Association Claim, to use its best efforts, cooperate fully and take all such actions as are necessary to assist the CORPORATION in the pursuit of Acquired Association Claims and other Claims assigned to the CORPORATION pursuant to Section 8(a), and to provide the same cooperation and assistance with respect to claims retained by the RECEIVER pursuant to Section 2 of the Acquisition Agreement.

        Section 9 Tax Benefits. For each taxable year of the ACQUIRING ASSOCIATION that closes after the Effective Date, the ACQUIRING ASSOCIATION shall credit to Special Reserve Account I an amount equal to one-third (1/3) of the sum of the Federal Net Tax Benefits (as defined and calculated in accordance with Section 9(b)) and the State Net Tax Benefits (as defined and calculated in accordance with Section 9(c)), (collectively "Net Tax Benefits") if any, realized by the ACQUIRING ASSOCIATION in such year, but in no event shall the amount credited to the Special Reserve Account I be less than the following amounts with respect to the first five full fiscal years of the ACQUIRING ASSOCIATION following the Effective Date:


                                Guaranteed
        Fiscal Year               Amount
        -----------             ----------
             1                  $  500,000
             2                   1,000,000
             3                   1,700,000
             4                   2,800,000
             5                   4,000,000

        (a) Tax Benefit Items. For purposes of this Agreement, the Net Tax Benefits shall be the tax benefits that are attributable to the items described in Sections 9(a)(1), (2) and (3) below ("Tax Benefit Items") and that are either utilized by the ACQUIRING ASSOCIATION to reduce its Federal or state income tax liability in a given year, as calculated in Sections 9(b) and (c) below, or are excluded from Federal or state income in a given tax year:

                (1) The amount of any net operating loss carryovers, any capital loss carryovers, and any other carryovers on the Books and Records of the ACQUIRED ASSOCIATION at the Effective Date resulting in a tax deduction from the ACQUIRING ASSOCIATION's gross income;

                (2) Any cost, expense or loss (i) that is incurred by the ACQUIRING ASSOCIATION, (ii) for which the CORPORATION has made assistance payments to the ACQUIRING ASSOCIATION pursuant to Section 3(a) of this Agreement that are excludable from gross income for Federal or state income tax purposes, and (iii) that are deductible on the ACQUIRING ASSOCIATION's Federal or state income tax return or reduce the balance of the ACQUIRING ASSOCIATIONS' bad debt reserves;

                (3) The sum of (i) the amount of any interest paid to the ACQUIRING ASSOCIATION by the CORPORATION on the

Promissory Notes and (ii) the amount of guaranteed yield assistance payments that the ACQUIRING ASSOCIATION receives under this Agreement that are excludable from gross income for Federal or state income tax purposes.

        (b) Federal Net Tax Benefits. The Federal Net Tax Benefits for a taxable year shall be equal to the excess, if any, of:

                (1) the Federal income tax liability for such taxable year (taking into account all carryovers and carrybacks to such year that would have been allowable and assuming that dividends on preferred stock are treated as tax deductible interest expense) which would have been incurred by the ACQUIRING ASSOCIATION or the consolidated group (as defined in Section 1504 of the Internal Revenue Code) of which it is a member ("Consolidated Group"), whichever is applicable, if the Tax Benefit Items described in Sections 9(a)(1), (2) and (3) had not been deducted or excluded from income in any taxable year, but without adjustment to the bad debt reserve (provided that Federal income tax liability shall not include Federal income tax liability imposed on the following: income includable pursuant to adjustments under
Section 481 agreed to by the ACQUIRED ASSOCIATION; income resulting from the recapture of any portion of the bad debt reserve created by the ACQUIRED ASSOCIATION where the ACQUIRING ASSOCIATION has not received a corresponding amount of cash or property; gain with respect to any asset acquired from the ACQUIRED ASSOCIATION in an amount up to the excess, if any, of the fair market value of such asset on the date of acquisition over the adjusted basis of such asset on such date), over

                (2) the Federal income tax liability (including any alternative minimum tax liability) for such taxable year (taking into account all allowable carryovers and carrybacks to such year) actually incurred by the ACQUIRING ASSOCIATION or the consolidated Group, whichever is applicable

        (c) State Net Tax Benefits. The State Net Tax Benefits for a taxable year shall be equal to the excess, if any, of:

                (1) the state income tax liability for such taxable year (taking into account all carryovers and carrybacks to such year that would have been allowable and assuming that dividends on preferred stock are treated as tax deductible interest expense) which would have been incurred by the ACQUIRING ASSOCIATION, or the Consolidated Group, if the Tax Benefit Items described in Section 9(a)(1), (2) and (3) had not been deducted or excluded from the income in any taxable year, but without adjustment to the bad debt reserve, (provided that state income tax liability shall not include state income tax liability imposed on the following: income includable pursuant to adjustments under Section 481 agreed to by the ACQUIRED ASSOCIATION; income resulting from the recapture of any portion of the bad debt reserve created by the ACQUIRED ASSOCIATION where the ACQUIRING ASSOCIATION has not received a corresponding amount of cash or property; gain with respect to any asset acquired from the ACQUIRED ASSOCIATION in an amount up to the Excess, if any, of the fair market value of such asset on the date of acquisition over the adjusted basis of such asset on such date), over

                (2) the state income tax liability for such taxable year (taking into account all allowable carryovers and carrybacks to such year) actually incurred by the ACQUIRING ASSOCIATION, or the Consolidated Group.

        (d) Timing of Payments. The CORPORATION's share of the Net Tax Benefits shall be credited to Special Reserve Account I or if this Agreement was terminated, paid to the CORPORATION, within 30 days after the ACQUIRING ASSOCIATION or the Consolidated Group files its Federal and state income tax returns for the taxable year in which such Net Tax Benefits are realized.

        (e) Cooperation. The ACQUIRING ASSOCIATION shall, upon request of the CORPORATION, provide copies of the tax returns and amended tax returns of the ACQUIRING ASSOCIATION and members of the Consolidated Group for any taxable years specified by the CORPORATION. As provided in Section 18(c), the ACQUIRING ASSOCIATION agrees to use its best efforts, cooperate fully with the CORPORATION, and take all such actions as are necessary, and consistent with prudent and reasonable business standards to maximize the Net Tax Benefits realizable by it and to implement the provisions of this Section 9.

        (f) Disallowed Deductions. In the event Net Tax Benefits result in credits or payments with respect to (i) Tax Benefit Items the deduction of which is subsequently disallowed or that are subsequently determined not to be excluded or that cease to be Tax Benefit Items because it is determined that payments with respect to such Tax Benefits Items are not to be excludable from gross income, or (ii) there are adjustments (not including carryovers or carrybacks) with respect to the return of the Consolidate Group which reduce utilization of such Tax Benefits by the Consolidated Group, an appropriate amount shall be debited to Special Reserve Account I or, if this Agreement was terminated, paid to the ACQUIRING ASSOCIATION.

        Section 10 Duplicate Payments. Any cost or expense for which the ACQUIRING ASSOCIATION has been reimbursed under any section of this Agreement, or any recovery which has been paid over to or retained by the CORPORATION under any section of this Agreement, shall not be reimbursed to the ACQUIRING ASSOCIATION, or paid over to or retained by the CORPORATION under any other section of this Agreement, even though such cost, expense, or recovery may be described in whole or in part in two or more sections of this Agreement.

        Section 11 Non-Reimbursable Expenses. In calculating Actual Yield with respect to a Covered Asset, the ACQUIRING ASSOCIATION shall not deduct expenses incurred in the administration of this Agreement and shall not seek reimbursement from the CORPORATION for such expenses under any other provision of this Agreement. For purposes of this Section 11, such non-reimbursable expenses shall include, but not be limited to, compensation paid for the preparation of reports and submissions and supporting documentation required to be filed with the CORPORATION under Sections 12, 13, 14 and 15 of this Agreement, provided that the cost of Technical Assistance within the meaning of
Section 17(b) required from attorneys for the preparation of some or all of the Significant Litigation Plans and Budgets required by Section 15 and, approved in writing by the CORPORATION, may be deducted as an expense in calculating Actual Yield with respect to the asset to which it relates, or debited to Special Reserve Account I as a cost to an indemnifiable item described in Section 7(a).

        Section 12 Major Covered Assets. Unless otherwise permitted in writing by the CORPORATION, the material failure of the ACQUIRING ASSOCIATION to comply with the provisions of this Section 12 with respect to any Covered Asset that is a Major Covered Asset, as defined below, shall result in the disallowance of any related Debit to Special Reserve Account I, the disallowance of any adjustment of a related contribution or payment by the CORPORATION, the disallowance of any deduction in determining Actual Yield, and the disallowance of the addition to the Book Value of such asset of any properly capitalized expense within the meaning of Section 1(n)(2)(A) until, in the CORPORATION's judgement, such requirement is met or the CORPORATION otherwise permits:

        (a) Submissions. Each Covered Asset except Category I Covered Assets, or asset of a Significant Subsidiary that would constitute a Covered Asset if owned by the ACQUIRING ASSOCIATION directly, (i) with a Book Value as of the Effective Date of $5,000,000 or more, or (ii) with respect to which the ACQUIRING ASSOCIATION anticipates that a Covered Asset Loss in excess of the greater of $1,000,000 or 50% of the Book Value of the Covered Asset will be incurred upon its Liquidation, shall be deemed to be a Major Covered Asset ("Major Covered Asset"). The ACQUIRING ASSOCIATION shall provide to the CORPORATION for approval the following information relating to Major Covered
Assets:

                (1) Within 90 days after the Effective Date, a schedule, in the form attached as Exhibit 5 ("MCA Schedule"), of (a) all Major Covered Assets as of the Effective Date and (b) dates, none of which dates shall be taken through the first anniversary of the Effective Date, on which the Property Plan, Collection Plan or Business Plan required pursuant to Section 12(a)(3) with respect to each Major Covered Asset will be submitted. A revised MCA Schedule shall be submitted within fifteen days after the end of each Quarter during the first year.

                (2) Within 150 days after the Effective Date, with respect to each Major Covered Asset, an Asset Summary in the form attached as Exhibit 6.

                (3) By the dates set forth on Exhibit 5, (A) a collection plan ("Collection Plan") in the form attached as Exhibit 7 pursuant to which the ACQUIRING ASSOCIATION proposes to provide information regarding its plan with respect to each Major Covered Asset that is a loan, (B) a business plan ("Business Plan") in the form attached as Exhibit 7 pursuant to which the ACQUIRING ASSOCIATION proposes to provide information regarding its plan with respect to each Major Covered Asset that is an investment in a Subsidiary, and (C) a property plan ("Property Plan") in the form attached as
Exhibit 7 pursuant to which the ACQUIRING ASSOCIATION proposes to provide information regarding its plans with respect to each Major Covered Asset that is Real Estate Owned or Repossessed Personal Property. In the case of any Asset that the ACQUIRING ASSOCIATION has not designated as a Major Covered Asset within 30 days after the Effective Date but which is subsequently so designated, the submissions required by Section 12(a)(1) and Section 12(a)(2) shall be made within 90 days, and 150 days, respectively, of the date upon which such Asset is designated as a Major Covered Asset.

        (b) Budget Summaries. An annual Budget Summary setting forth the projected annual income and expenditures for each Major Covered Asset shall be submitted by the ACQUIRING ASSOCIATION as an attachment to the relevant Collection Plan, Business Plan or Property Plan for such Asset. Each line of the Budget Summary shall be known as a Line Item. A proposed form of such budget Summary, containing information of the type set forth in Exhibit 8, shall be submitted by the ACQUIRING ASSOCIATION to the CORPORATION concurrently with the Asset Summary with respect to such Asset as prescribed by Section 12(a)(2). Each Budget Summary shall be submitted in the form proposed by the ACQUIRING ASSOCIATION except to the extent the CORPORATION determines that additional
Line Items
are required to provide greater specificity of information sufficient to permit analysis of the Collection Plan, Business Plan or Property Plan for such Asset, and so notifies the ACQUIRING ASSOCIATION, indicating the additional Line Items required.

        (c) Specific Requests for Approvals.

                (1) Until such time as the CORPORATION has approved a Budget Summary for a Major Covered Asset, the ACQUIRING ASSOCIATION shall attempt to minimize expenses incurred with respect to each such Asset which is owned by the ACQUIRING ASSOCIATION directly and may increase Book Value for expenses properly capitalized under Section 1(n)(2)(A) or deduct expenses when determining Actual Yield with respect to such asset only to the extent that they are reasonably necessary to maintain such Major Covered Asset in its current condition and do not exceed $50,000 for a particular expense incurred by the ACQUIRING ASSOCIATION and $250,000 in the aggregate for all such expense items, unless the ACQUIRING ASSOCIATION submits a Specific Request for Approval of the Expenditure ("Specific Request") in the form attached as Exhibit 9, together with an Asset Summary in the form attached as Exhibit 6, and such Specific Request is approved by the CORPORATION, or the CORPORATION otherwise waives such requirement in writing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove the Specific Request or request further information, and, if the CORPORATION fails to do any of those things within 30 days, the Request will be deemed to be approved.

                (2) After approval of the Collection Plan, Business Plan or Property Plan and Budget Summary for a Major Covered Asset, if no Line Item in the Budget Summary has a negative variance in excess of 10% for the most recent Quarter or for the current budget year, and the ACQUIRING ASSOCIATION has complied with Section 12(f) with respect to the filing of an updated quarterly and annual Budget Summary, then the ACQUIRING ASSOCIATION may, without a Specific Request, make an expenditure that does not exceed $250,000 within each Line Item of the Budget Summary.

                (3) After approval of the Collection Plan, Business Plan or Property Plan and Budget Summary for a Major Covered Asset, if a Line Item in the Budget Summary has a negative variance in excess of 10% for the most recent Quarter or for the year, or the ACQUIRING ASSOCIATION has not complied with
Section 12(f) with respect to the filing of an updated quarterly or annual Budget Summary, then the ACQUIRING ASSOCIATION must file a Specific Request, as provided in Section 12(c)(1), together with a revised Budget Summary, for any expenditure in excess of $50,000 within a Line Item of the Budget Summary.

                (4) In any event, the ACQUIRING ASSOCIATION must file a Specific Request as provided in Section 12(c)(1) for any expenditure within a Line Item in excess of $250,000.

                (5) If a Specific Request is required, until the CORPORATION has approved it, the ACQUIRING ASSOCIATION may not implement or deduct the unauthorized expense in determining Actual Yield, or increase Book Value by the amount of a properly capitalizable expense covered by the Specific Request.

        (d) Financing. In its disposition of Major Covered Assets, the ACQUIRING ASSOCIATION may, to the extent otherwise permissible under applicable law and regulation, offer financing to interested third party purchasers without assistance from the CORPORATION except as provided in Section 1(q)(2).

        (e) Asset Disposition. At such time as the ACQUIRING ASSOCIATION desires to sell a Major Covered Asset prior to submission of a Business Plan or Property Plan, it shall submit to the CORPORATION an Asset Sale Request in the form attached as Exhibit 10 setting forth the terms of the proposed sale, together with an Asset Summary in the form attached as Exhibit 6. If the terms of the proposed sale involve financing to be provided by the ACQUIRING ASSOCIATION, the Asset Sale Request shall be accompanied by a

Term Sheet in the form attached as Exhibit 11, setting forth the terms of such financing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove the Asset Sale Request and Term Sheet or request further information, and, if the CORPORATION fails to do either within 30 days, the request will be deemed to be approved.

        (f)     Revised Submissions.

                (1) Annual Revisions. Not later than two months (or such shorter time period as the CORPORATION in its sole discretion may permit) prior to expiration of the 12-month period covered by each Property Plan, Collection Plan or Business Plan, annual Budget Summary and Asset Summary which has been approved by the CORPORATION, the ACQUIRING ASSOCIATION shall provide to the CORPORATION a revised Property, Collection or Business Plan, annual Budget Summary and Asset Summary for the 12-month period following such expiration.

                (2) Revisions Due to Changes in Plans or Underlying Assumptions. In the event the ACQUIRING ASSOCIATION determines that (1) the Property Plan, Collection Plan or Business Plan, Budget Summary or Asset Summary for a Major Covered Asset should be changed materially, whether due to a change in plans, assumptions or otherwise, or (2) any other document submitted is no longer complete or accurate in some material respect, the ACQUIRING ASSOCIATION shall provide to the CORPORATION for approval such revised documents as are necessary to keep the CORPORATION informed on a current basis of its plans concerning Major Covered Assets.

        (3) Quarterly Budget Summary Updates. Not later than 30 days after the end of each Quarter, the ACQUIRING ASSOCIATION shall provide to the CORPORATION an updated annual Budget Summary.

        (4) General Applicability of Section 12 Requirements. The provisions of this section 12 shall govern the form, content and treatment of documents submitted pursuant to this section 12(f).

        (g) CORPORATION'S Approval Requirements. With respect to each MCA Schedule, Asset Summary, Collection Plan, Business Plan, Property Plan and Budget Summary, submitted for a Major Covered Asset, the CORPORATION shall, within 60 days after receipt, approve such document or disapprove all or any portion of such document. In the event that the CORPORATION disapproves all or a portion of a document, the ACQUIRING ASSOCIATION and the CORPORATION shall consult in good faith to establish within a reasonable time an appropriate document that is approved by the CORPORATION. Any permission or approval of the CORPORATION pursuant to this Section 12 shall be effective only if made in writing by the Director, Financial Assistance Division, or his designee.

        (h) Form of Submissions. The forms of Exhibits 5 through 11 and any other documents with respect to Major Covered Assets may be changed by the CORPORATION after consultation with the ACQUIRING ASSOCIATION to include such other information and documentation as the CORPORATION determines to be necessary to monitor and to approve the ACQUIRING ASSOCIATION's plans and expenditures with respect to Major Covered Assets.

        (i) Additional Submissions. The CORPORATION shall have the right to obtain from the ACQUIRING ASSOCIATION (a) additional or revised documents with respect to any Major Covered Asset, and (b) all information and documents reasonably within the control of the ACQUIRING ASSOCIATION or any Affiliate thereof that supports any document or relates to any Major Covered Asset.

        Section 13 Significant Covered Assets. Unless otherwise permitted in writing by the CORPORATION, the material failure of the ACQUIRING ASSOCIATION to comply with the provisions of this section 13 with respect to any Covered Asset that is a Significant Covered Asset, as defined below, shall result in the disallowance of any related Debit to Special Reserve Account I, the disallowance of any adjustment of a related contribution or payment by the CORPORATION, the disallowance of any deduction in determining Actual Yield, and the disallowance of the addition to the Book Value of such asset of any properly capitalized expense within the meaning of
Section 1(n)(2)(A) until, in the CORPORATION's judgment, such requirement is met or the CORPORATION otherwise permits:

        (a) Submissions. Each Covered Asset, or asset of a Significant Subsidiary that would constitute a Covered Asset if owned by the ACQUIRING ASSOCIATION directly, (other than a Major Covered Asset) (i) with a Book Value as of the Effective Date of at least $1,000,000 but less than $5,000,000, or
(ii) with respect to which the ACQUIRING ASSOCIATION anticipates that a Covered Asset Loss in excess of the greater of $300,000 or 50% of the Book Value of the Covered Asset will be incurred upon its Liquidation, shall be deemed to be a Significant Covered Asset ("Significant Covered Asset"). The ACQUIRING ASSOCIATION shall provide to the CORPORATION for approval the following information relating to Significant Covered Assets:

                (1) Within 90 days after the Effective Date a schedule, in the form attached as Exhibit 5 ("SCA Schedule"), of all Significant Covered Assets as of the Effective Date. A revised SCA Schedule shall be submitted within 15 days after the end of each Quarter during the first year of this Agreement.

                (2) Within 150 days after the Effective Date, with respect to each Significant Covered Asset, an Asset Summary in the form attached as
Exhibit 6. In the case of any Asset that the ACQUIRING ASSOCIATION has not designated as a Significant Covered Asset within 30 days after the Effective Date but which is subsequently so designated, the submissions required by Sections 13(a)(1) and 13(a)(2) shall be made within 90 days, and 150 days, respectively, of the date upon which such Asset is Designated as a Significant Covered Asset.

        (b) Budget Summaries. An annual Budget Summary setting forth the projected annual income and expenditures for each Significant Covered Asset shall be submitted by the ACQUIRING ASSOCIATION as an attachment to the relevant Collection Plan, Business Plan or Property Plan for such Asset. Each line on the Budget Summary shall be known as a Line Item. A proposed form of such Budget Summary, containing information of the type set forth in Exhibit 8, shall be submitted by the ACQUIRING ASSOCIATION to the CORPORATION concurrently with the Asset Summary with respect to such Asset as prescribed by Section 12(a)(2). Each Budget Summary shall be submitted in the form proposed by the ACQUIRING ASSOCIATION except to the extent the CORPORATION determines the additional Line Items are required to provide greater specificity of information sufficient to permit analysis of the Collection Plan,

Business Plan or Property Plan for such Asset, and so notifies the ACQUIRING ASSOCIATION, indicating the additional; Line Items required.

        (c)     Specific Requests for Approvals.

                (1) Until such time as the CORPORATION has approved a Budget Summary for a Significant Covered Asset, the ACQUIRING ASSOCIATION shall attempt to minimize expenses incurred with respect to each such Asset which is owned by the ACQUIRING ASSOCIATION directly and may increase Book Value for expenses properly capitalized under Section 1(n)(2)(A) or deduct expenses when determining Actual Yield with respect to such Asset only to the extent that they are reasonably necessary to maintain such Significant Covered Asset in its current condition and do not exceed $50,000 for a particular expense incurred by the ACQUIRING ASSOCIATION and $250,000 in the aggregate for all such expense items, unless the ACQUIRING ASSOCIATION submits a Specific Request for Approval of the expenditure ("Specific Request") in the form attached as Exhibit 9, together with an Asset Summary in the form attached as Exhibit 6, and such Specific Request is approved by the CORPORATION, or the CORPORATION otherwise waives such requirement in writing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove the Specific Request or request additional information and, if the CORPORATION fails to do either within 30 days, the Request will be deemed to be approved.

        (2) After approval of the Asset Summary and Budget Summary for a Significant Covered Asset, if no Line Item in the Budget Summary has a negative variance in excess of 10% for the most recent Quarter or for the current year, and the ACQUIRING ASSOCIATION has complied with Section 13(f) with respect to filing of an updated quarterly and annual Budget Summary, then the ACQUIRING ASSOCIATION may, without a Specific Request, make an expenditure that does not exceed $250,000 within each Line Item of the Budget Summary.

        (3) After approval of the Asset Summary and Budget Summary for a Significant Covered Asset, if a Line Item in the Budget Summary has a negative variance in excess of 10% for the most recent Quarter or for the current year, or the ACQUIRING ASSOCIATION has not complied with Section 13(f) with respect to the filing of an updated quarterly or annual Budget Summary, then the ACQUIRING ASSOCIATION must file a Specific Request, as provided in Section 13(c)(1), together with a revised Budget Summary, for any expenditure in excess of $50,000 within a Line Item of the Budget Summary.

        (4) In any event, the ACQUIRING ASSOCIATION must file a Specific Request as provided in Section 13(c)(1) for any expenditure within a Line Item in excess of $250,000.

                (5) If a Specific Request is required, until the CORPORATION has approved it, the ACQUIRING ASSOCIATION may not implement or deduct the unauthorized expense in determining Actual Yield, or increase Book Value by the amount of a properly capitalizable expense covered by the Specific Request.

        (d) Financing. In its disposition of Significant Covered Assets, the ACQUIRING ASSOCIATION may, to the extent otherwise permissible under applicable law and regulation, offer financing to interested third party purchasers, without assistance from the CORPORATION except as provided in
Section 1(q)(2).

        (e) Asset Disposition. At such time as the ACQUIRING ASSOCIATION desires to enter into a contract to sell a Significant Covered Asset, it shall submit to the CORPORATION an Asset Sale Request in the form attached as Exhibit 10 setting forth the terms of the proposed sale, together with an Asset
Summary in the form attached as Exhibit 6. If the terms of the proposed sale involve financing to be provided by the ACQUIRING ASSOCIATION, the Asset Sale Request shall be accompanied by a Term Sheet in the form attached as Exhibit 11, setting forth the terms of such financing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove the Asset Sale
Request and Term

Sheet or request further information and, if the CORPORATION fails to do any of those things within 30 days, the Request will be deemed to be approved.
        (f)  Revised Submissions.
                (1) Annual Revisions. Not later than two months (or such shorter time period as the CORPORATION in its sole discretion may permit) prior to expiration of the 12-month period covered by each annual Budget Summary and Asset Summary which has been approved by the CORPORATION, the ACQUIRING ASSOCIATION shall provide to the CORPORATION a revised Asset Summary and Annual Budget Summary for the 12-month period following such expiration.
                (2) Revisions Due to Changes in Plans or Underlying Assumptions. In the event the ACQUIRING ASSOCIATION determines that (1) the Budget Summary or Asset Summary for a Significant Covered Asset should be changed materially, whether due to a change in plans, assumptions or otherwise, or (2) any other document submitted is no longer complete or accurate in some material respect, the ACQUIRING ASSOCIATION shall provide to the CORPORATION for approval such revised documents as are necessary to keep the CORPORATION informed on a current basis of its plans concerning Significant Covered Assets.
                (3) Quarterly Budget Summary Updates. Not later than 30 days after the end of each Quarter, the ACQUIRING

ASSOCIATION shall provide to the CORPORATION an updated annual Budget Summary.

                (4) General Applicability of Section 13 Requirements. The provisions of this Section 13 shall govern the form, content and treatment of documents submitted pursuant to this Section 13(f).

        (g) CORPORATION's Approval Requirements. With respect to each SCA Schedule, Asset Summary and annual Budget Summary, submitted for a Significant Covered Asset, the CORPORATION shall within 60 days after receipt, approve such document or disapprove all or any portion of such document. In the event that the CORPORATION disapproves all or a portion of a document, the ACQUIRED ASSOCIATION and the CORPORATION shall consult in good faith to establish within a reasonable time an appropriate document that is approved by the CORPORATION. Any permission or approval of the CORPORATION pursuant to this Section 13 shall be effective only if made in writing by the Director, Financial Assistance Division, or his designee.

        (h) Form of Submissions. The forms of Exhibits 5 through 11 and any other documents with respect to Significant Covered Assets may be changed by the CORPORATION after consultation with the ACQUIRING ASSOCIATION to include such other information and documentation as the CORPORATION determines to be necessary to monitor and to approve the ACQUIRING
ASSOCIATION'S plans and expenditures with respect to Significant Covered Assets.

        (i) Additional Submissions. The CORPORATION shall have the right to obtain from the ACQUIRING ASSOCIATION (a) additional or revised documents with respect to any Significant Covered Asset, and (b) all information and documents reasonably within the control of the ACQUIRING ASSOCIATION or any Affiliate thereof that supports any document or relates to any Significant Covered Asset.

        Section 14 Other Covered Assets. Unless otherwise permitted in writing by the CORPORATION, the material failure of the ACQUIRING ASSOCIATION to comply with the provisions of this Section 14 with respect to any Covered Asset that is an Other Covered Asset, as defined below, shall result in the disallowance of any related Debit to Special Reserve Account I, the disallowance of any adjustment of a related contribution or payment by the CORPORATION, the disallowance of any deduction in determining Actual Yield, and the disallowance of the addition to the Book Value of such asset of any properly capitalized expense within the meaning of Section 1(n)(2)(A) until, in the CORPORATION'S judgment, such requirement is met or the CORPORATION otherwise permits:

        (a) Schedule. Each Covered Asset other than a Category I Covered Asset that is neither a Major Covered Asset nor a Significant Covered Asset shall be deemed to be an other Covered Asset ("Other Covered Asset"). The ACQUIRING ASSOCIATION shall provide to the CORPORATION within 90 days after the Effective Date, a schedule in the form as Exhibit 5 ("OCA Schedule"), of all Other Covered Assets as of the Effective Date. In the case of any Asset that the ACQUIRING ASSOCIATION has not designated as an Other Covered Asset within 30 days after the Effective Date but which is subsequently so designated, the OCA Schedule shall be submitted within 90 days of the date upon which such Asset is designated as an Other Covered Asset. A revised OCA schedule shall be submitted within fifteen days after the end of each Quarter during the first year.

        (b) Specific Requests for Approvals. The ACQUIRING ASSOCIATION shall attempt to minimize expenses incurred with respect to each Other Covered Asset and may increase Book Value for expenses properly capitalized under Section 1(n)(2)(A) or deduct expenses when determining Actual Yield with respect to such Asset only to the extent that they are reasonably necessary to maintain such Other Covered Asset in its current condition and do not exceed $50,000 for a particular expense item and $150,000 in the aggregate for all expense items, unless the ACQUIRING ASSOCIATION submits a Specific Request for Approval of the unauthorized expenditure ("Specific Request") in the form attached as Exhibit 9, together with an Asset Summary in the form attached as
Exhibit 6, and such Specific Request is approved by the CORPORATION, or the CORPORATION otherwise waives such requirement in writing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove or request further information the Specific Request and, if the CORPORATION fails to do any of those things within 30 days, the Specific Request will be deemed to be approved.

        (c) Financing. In its disposition of Other Covered Assets, the ACQUIRING ASSOCIATION is permitted, to the extent otherwise permissible under applicable law and regulations, to offer financing to interested third party purchasers (unless the ACQUIRING ASSOCIATION believes, and the CORPORATION agrees, that financing is otherwise available) without assistance from the CORPORATION except as provided in Section 1(q)(2).

        (d) Asset Disposition.

                (1) At such time as the Acquiring Association desires to sell an Other Covered Asset, unless already contemplated by an approved business plan, it shall submit to the CORPORATION an Asset Sale Request in the form attached as Exhibit 10 setting forth the terms of the proposed sale, together with an Asset Summary in the form attached as Exhibit 6. If the terms of the proposed sale involve financing to be provided by the ACQUIRING ASSOCIATION, the Asset Sale Request shall be accompanied by a Term Sheet in the form attached as Exhibit 11, setting forth the terms of such financing. The CORPORATION shall within 30 days after receipt thereof, either approve or disapprove the Asset Sale Request and Term Sheet or request further information and, if the CORPORATION fails to do any of those things within 30 days, the Request will be deemed to be approved.

                (2) Notwithstanding the provisions of Section 14(d)(1) above, the ACQUIRING ASSOCIATION may dispose of any Other Covered Asset without submitting an Asset Sale Request to the CORPORATION if

                        (A) The ACQUIRING ASSOCIATION has a current appraisal of such asset prepared by an appraiser approved by the CORPORATION;

                        (B) The ACQUIRING ASSOCIATION disposes of such asset for a contract purchase price of no less than 90 percent of the appraised value of such asset less ordinary and customary sales commissions and other costs; and

                        (C) The ACQUIRING ASSOCIATION has not incurred and will not incur any costs or expenses for the repair, rehabilitation or completion of such asset or any other expenses in connection with such asset that have not been contemplated by an approved business plan and that are capitalized pursuant to Section 1(n)(2)(A), or deductible in determining Actual
Yield, and, in the case of dispositions based upon the existence of an appraisal, nothing else has occurred, including the passage of time, that would diminish the reliability of or invalidate the assumptions underlying the appraisal or in any way effect the appraised value of such assets.

        (e) Additional Submissions. The CORPORATION shall have the right to obtain from the ACQUIRING ASSOCIATION (a) additional or revised documents with respect to any Other Covered Asset, and (b) all information and documents reasonably within the control of the ACQUIRING ASSOCIATION or any Affiliate thereof that supports any document or relates to any Other Covered Asset.

        Section 15 Litigation.

        (a)     Pending Litigation.

                (1) Litigation Schedule. Within 30 days after the Effective Date, the ACQUIRING ASSOCIATION shall submit a analysis of the litigation to which the ACQUIRED ASSOCIATION was a party immediately prior to the Effective Date (i) as a plaintiff or (ii) with respect to a secured liability assumed by the ACQUIRING ASSOCIATION under the Acquisition Agreement, as a defendant, which the ACQUIRING ASSOCIATION believes is Significant and the reasons for its determination ("Litigation Analysis") along with a schedule ("Litigation Schedule") of all such litigation to which the ACQUIRED ASSOCIATION was a party immediately prior to the Effective Date that could result in a Debit to Special Reserve Account I. The Litigation Schedule shall contain substantially the information required in Exhibit 13. Within 90 days after the Effective Date, the CORPORATION and the ACQUIRING ASSOCIATION shall consult in good faith regarding the Litigation Analysis and the Litigation Schedule to determine which matters shall be treated as significant litigation matters ("Significant Litigation") for purposes of this Section 15. After reaching an agreement as to which matters shall constitute Significant Litigation, the ACQUIRING ASSOCIATION and the CORPORATION shall agree upon a time period within which the ACQUIRING ASSOCIATION shall submit copies of all significant leadings and dispositive motions relating to Significant Litigation.

                (2) Imminent Proceedings. Beginning on the Effective Date, the ACQUIRING ASSOCIATION shall use its best efforts to identify any Significant Litigation in which a trail, injunction hearing or other evidentiary hearing is scheduled to occur within 120 days after the Effective Date.

The ACQUIRING ASSOCIATION shall submit a preliminary schedule of such litigation of which it has learned, or which it could have learned through the exercise of due diligence after the Effective Date substantially in the form of
Exhibit 13 (with attachments) as soon as practicable and, in any event, prior to the scheduled trial, injunction hearing or other evidentiary hearing.

                (3) Revisions. After submission, the ACQUIRING ASSOCIATION shall revise the Litigation Schedule required by this Section 15(a) on a quarterly basis and shall submit such revised Schedules to the CORPORATION with any required attachments. Revised Litigation Schedules shall include all litigation filed by or against the ACQUIRING ASSOCIATION that could result in a Debit to Special Reserve Account I, a deduction in calculating Actual Yield or an increase in the Book Value of a Covered Asset.

        (b) Litigation Plans and Budgets. Unless otherwise directed by the CORPORATION, within six months after the Effective Date (or such longer period as the CORPORATION in its sole discretion may authorize in writing), the ACQUIRING ASSOCIATION shall submit for each Significant Litigation matter a litigation plan and budget substantially in the form of and containing substantially the information specified in Exhibit 12 ("Significant Litigation Plan and Budget"). Unless otherwise directed by the CORPORATION, the ACQUIRING

ASSOCIATION shall also submit, within the same period, an Abbreviated Litigation Plan and Budget for litigation listed on the Litigation Schedule, other than Significant Litigation. An Abbreviated Litigation Plan and Budget shall contain an estimate of probable liability or damages, a recommendation with respect to continued prosecution, defense or settlement and an estimate of legal expenses and other cost by month until resolution of the case. The form and content of a Significant Litigation Plan and Budget and an Abbreviated Litigation Plan and Budget (referred to collectively herein as "Litigation Plan and Budget") may be changed by the CORPORATION after consultation with the ACQUIRING ASSOCIATION.

        (c) Post-Effective Date Litigation. If, following the Effective Date, litigation is filed against the ACQUIRING ASSOCIATION (i) with respect to a liability assumed by the ACQUIRING ASSOCIATION pursuant to the Acquisition Agreement or (ii) that could result in a Debit to Special Reserve Account I, a deduction in calculating Actual Yield or an increase in Book Value of a Covered Asset, the ACQUIRING ASSOCIATION shall promptly notify the CORPORATION in writing and, within 90 days after such filing, submit a Litigation Plan and Budget to the CORPORATION.

        (d) Plaintiff Litigation. Before instituting any new action or filing any new Claim in court in an existing action with respect to a Claim which could result in a Debit or Credit to Special Reserve Account I, a deduction in calculating Actual Yield or an increase in the Book Value of a Covered Asset, the ACQUIRING association shall submit to the CORPORATION a Litigation Plan and Budget.

        (e) Authority Before Approval of Litigation Plans and Budgets. Within 60 days after receipt of any Litigation Plan and Budget, the CORPORATION shall approve such Litigation Plan and Budget or disapprove all or any portion of such Litigation Plan and Budget and, if appropriate, require the ACQUIRING ASSOCIATION to submit a revised Litigation Plan and Budget in accordance with its instructions. With respect to litigation described in Section 15(a), (c) and (d), until the CORPORATION has approved a Litigation Plan and Budget, the ACQUIRING ASSOCIATION shall exercise its best efforts to minimize the cost of such litigation. As such expenses are paid, the ACQUIRING ASSOCIATION may only debit Special Reserve Account I for those amounts which may properly be debited pursuant to Section 3, deduct those amounts which may properly be deducted in calculating Actual Yield, and increase the Book Value of any asset by those amounts which may properly be capitalized pursuant to Section 1(n)(2)(A) if the expenses so debited, deducted or capitalized are no greater than the minimum necessary expenses of such litigation, provided that the ACQUIRING ASSOCIATION may enter into a binding commitment for the satisfaction, settlement or compromise of any claim based on a secured liability of an ACQUIRED ASSOCIATION for which the CORPORATION is obligated to indemnify the ACQUIRING ASSOCIATION if such satisfaction, settlement or compromise involves the payment of an amount not in excess of $100,000. Until the CORPORATION has approved a Litigation Plan and Budget, the ACQUIRING ASSOCIATION shall not be entitled to debit Special Reserve Account I for, increase Book Value by, or deduct in the calculation of Actual Yield, the amount of any expenses with respect to any proposed legal action described in Section 15(d).

        (f) Authority Following approval of Litigation Plans and Budgets. After the CORPORATION has approved a Litigation Plan and Budget, the ACQUIRING ASSOCIATION may, with respect to amounts attributable to expense items specified in the Litigation Plan and Budget, debit Special Reserve Account I for amounts which may properly be debited to Special Reserve Account I, or increase Book Value by such amounts as may be properly capitalized under
Section 1(n)(2)(A), or deduct such amounts as may be properly deductible in calculating Actual Yield as such amounts are paid, provided that in no event shall the aggregate expenses exceed the total amount budgeted for such expense in the Litigation Plan and Budget without the express prior written approval of the CORPORATION.

        (g) Revised Litigation Plans and Budgets. The ACQUIRING ASSOCIATION shall submit to the CORPORATION for approval revised Litigation Plans and Budgets as necessary to keep the CORPORATION informed on a current basis of its plans concerning litigation. The ACQUIRING ASSOCIATION shall not implement a revised Litigation Plan and Budget until the CORPORATION approves such Litigation and Budget. Within 60 days of receipt of any revised Litigation Plan and Budget, the CORPORATION shall approve such Litigation Plan and Budget, or disapprove all or any portion of such Litigation Plan and Budget and, if appropriate, require the ACQUIRING ASSOCIATION to subject a revised Litigation Plan in accordance with its instructions. The CORPORATION shall have the right to require from time to time submission of additional or revised Litigation Plans and budgets and to require prompt submission of all information and documents reasonably within the control of the ACQUIRING ASSOCIATION or its Affiliates that supports any Litigation Plan and Budget.

        (h) CORPORATION'S Authority as to Litigation. With respect to any litigation that could result in a Debit or Credit to Special Reserve Account I, or that could result in an increase in Book Value due to amounts properly capitalized pursuant to
Section 1(n)(2)(A), or that could affect the computation of Actual Yield, the CORPORATION shall have the right (1) to monitor and direct the defense or prosecution of the matter, (2) to defend against or to prosecute the matter with its own attorneys in the name of the ACQUIRING ASSOCIATION or the CORPORATION, as the case may be, or (3) to require the ACQUIRING ASSOCIATION to assign its right, title or interest in such matter, any defense related to such matter (including any counterclaim or setoff), or the proceeds from such matter to the CORPORATION, provided, that the CORPORATION's exercise of such rights shall not affect the rights of the ACQUIRING ASSOCIATION to be indemnified under the provisions of this Agreement. The ACQUIRING ASSOCIATION shall cooperate fully with the CORPORATION in such defense or prosecution including the furnishing to the CORPORATION of all applicable books, records and other information in the possession or control of the ACQUIRING ASSOCIATION or any of its Affiliates, agents or counsel.

        (i) CORPORATION Approvals. Any permission or approval of the CORPORATION pursuant to this Section 15 shall be effective only if made in writing by the Director, Financial Assistance Division, or his designee.

        (j) Form of submissions. The form of Exhibits 12 and 13 and any other submissions for any litigation with respect to which compliance with this Section 15 is required may be changed by the CORPORATION after consultation with the ACQUIRING ASSOCIATION.

        (k) Foreclosures and Bankruptcy Actions. Notwithstanding anything else to the contrary in this Section 15, Foreclosures and bankruptcy actions shall be governed by the provisions of Sections 12, 13 and 14 relating to Major and Significant Covered Assets and unless, in the course of a foreclosure or bankruptcy action, a counterclaim is filed against the ACQUIRING ASSOCIATION, in which case the ACQUIRING ASSOCIATION shall comply with the provisions of this Section 15 regarding its course of conduct with respect to such Foreclosure and bankruptcy action.

        (l) Attorneys' Fees for Work Performed by Attorneys Who are Employees of the ACQUIRING ASSOCIATION. For purposes of this Agreement, if the ACQUIRING ASSOCIATION desires to handle a Claim or action, the cost of which may be debited to Special Reserve Account I, deducted as an expense in calculating Actual Yield, or added to Book Value as a properly capitalized expense pursuant to Section 1(n)(2)(A), by using an attorney who is an employee of the ACQUIRING ASSOCIATION ("in-house attorney"), and such use of an in-house attorney is otherwise approved by the CORPORATION to the extent contemplated by other provisions of this

Agreement, the ACQUIRING ASSOCIATION shall calculate its attorneys' fee expense as the product of (i) the number of hours actually expended by the in-house attorney on a matter covered by the CORPORATION's indemnification under this Agreement, and (ii) an hourly rate equal to 135 percent of the annual salary of the in-house attorney so utilized divided by 2,080, provided that such rate does not exceed fees chargeable by outside counsel to the ACQUIRING ASSOCIATION and, provided further that the CORPORATION shall not indemnify the ACQUIRING ASSOCIATION for any in-house attorney expense incurred to supervise or oversee the handling of any Claim or action by an outside attorney. The payment rate herein provided shall be considered to compensate the ACQUIRING ASSOCIATION fully for the services rendered by any in-house attorney.

        Section 16 Reports, Records, Audits. The material failure of the ACQUIRING ASSOCIATION to comply with any of the following requirements shall result in the disallowance of any related Debit to a Special Reserve Account, the disallowance of any adjustment of a related contribution or payment by the CORPORATION, the disallowance of a deduction of any expense in calculating Actual Yield, and the disallowance of the addition in Book Value of any expense that would otherwise be properly capitalizable pursuant to Section 1(n)(2)(A) until, in the CORPORATION'S judgment, such requirement is met or the CORPORATION otherwise permits:

        (a) Quarterly Reports. Within 45 days following the end of each Quarter during the term of this Agreement, the ACQUIRING ASSOCIATION shall furnish to the CORPORATION, in a format approved by the CORPORATION and supported by such data as, in the CORPORATION's judgment, may be necessary to verify the reporting, a report on the following items for such Quarter:

                (1) Accounting. A statement of all Debits and Credits which the ACQUIRING ASSOCIATION has made to the Special Reserve Accounts and the net Debit or Credit balance of the Accounts, including, with respect to any Debit for the Guaranteed Yield Amount pursuant to Section 3(c)(1), a statement of how the ACQUIRING ASSOCIATION calculated the aggregate Average Book Value during such Quarter upon which the Guaranteed Yield Amount was calculated and, with respect to any Debit for attorneys' and accountants' fees, the following documentation and such other documentation as the CORPORATION may request:

                        (A) Copies of itemized statements of charges received by the ACQUIRING ASSOCIATION from each law firm and accounting firm, which statements will specify (i) a description of each of the services performed by each individual attorney and accountant; (ii) the identify of the person who performed each service; (iii) the date on which each service was performed; (iv) the hourly rate charged for each service; and (v) the total number of hours billed for such services;

                        (B) Copies of any letters, contracts, or other documents that set forth the agreement between the ACQUIRING ASSOCIATION and such law firms and accounting firms concerning the basis on which fees and other compensation due such attorneys and accountants from the ACQUIRING ASSOCIATION are to be computed;

                (2) Status Reports. If requested by the CORPORATION, a status report in such format as the CORPORATION may specify after consultation with the ACQUIRING ASSOCIATION on any current or potential Claims and litigation that may result in a Debit or Credit to Special Reserve Account I.

                (3) Litigation Summaries; Variances from Budgets. Beginning as soon as practicable after the Effective Date but, in any event, not later than the first anniversary of the Effective Date, the ACQUIRING ASSOCIATION shall, within 20 days of the end of each three-month period during the 12-month period covered by a Litigation Plan and Budget, submit to the CORPORATION written reports substantially in the form attached as
Exhibit 14 ("Litigation Summary"), stating for each item in the budget contained in such Litigation Plan and Budget, the budgeted amounts and the actual amounts received or paid or incurred for each month of the three-month period. In the event any such actual amount of expense or revenue varies from the budgeted amount for such three-month period by the greater of $10,000 or 25 percent, the ACQUIRING ASSOCIATION shall include a written explanation therefor with the Litigation Summary, and the ACQUIRING ASSOCIATION may request the CORPORATION's approval of a change in the budget or the CORPORATION may require such a change as a result of such variance.

        (b) Access to Books and Records. The ACQUIRING ASSOCIATION shall cause to be made available to the CORPORATION, at such reasonable times and places and for such reasonable periods of time as the CORPORATION may specify, all books, papers, records and information of any kind relating to any or all matters subject to the provisions of this Agreement, including any such materials subject to the provisions of this Agreement and any such materials or information in the possession or control of the ACQUIRING ASSOCIATION or any of its Affiliates, Subsidiaries, agents or counsel and no privilege attached to such information shall be waived because of such submission. The ACQUIRING ASSOCIATION shall cooperate with the CORPORATION in establishing and maintaining a system of document control as the CORPORATION deems necessary.

        (c) Audits and Examinations. The CORPORATION may audit or examine the ACQUIRING ASSOCIATION or any of its Affiliates or Subsidiaries with respect to transactions affecting the implementation of this Agreement at any reasonable time or times chosen by the CORPORATION. Such audits shall be conducted by the CORPORATION at its own expense but, if requested by the CORPORATION, with the assistance of the ACQUIRING ASSOCIATION's personnel whose salaries and expenses shall be paid by the ACQUIRING ASSOCIATION, without reimbursement from the CORPORATION.

        (d) Final Accounting. Within 90 days after the date this Agreement terminates, or such longer time as the CORPORATION may permit, the ACQUIRING ASSOCIATION shall render to the CORPORATION a final accounting, which shall include such information and be in such form as the CORPORATION shall request.

        (e)  Other Reports.

                (1) The ACQUIRING ASSOCIATION shall submit an annual report to the CORPORATION, certified by the ACQUIRING ASSOCIATION'S independent auditors, in a form satisfactory to the CORPORATION, showing the total Tax Benefit Items available to the ACQUIRING ASSOCIATION in the year covered by such report, the amount of such Tax Benefit Items, if any, utilized during such year and a calculation of the Net Tax Benefits, if any, for such year. Such report, as of the close of each tax year, shall be submitted, regardless of whether any Net Tax Benefits are realized by the ACQUIRING ASSOCIATION with respect to that tax year, on the date Tax Benefits, if any, are required to be credited to Special Reserve Account I pursuant to Section 3(b)(6) of this Agreement.

                (2) The ACQUIRING ASSOCIATION shall provide such other reports as the CORPORATION may reasonably require.

        (f) CORPORATION Approvals. Any permission or approval of the CORPORATION pursuant to this Section 16 shall be effective only if made in writing.

        (g) Form of Submissions. The form of Exhibit 14 and any other submissions required pursuant to this Section 16 may be changed by the CORPORATION after consultation with the ACQUIRING ASSOCIATION.

        Section 17 Covenants of the ACQUIRING ASSOCIATION. The material failure of the ACQUIRING ASSOCIATION to comply with any of the following covenants with respect to any assets or liability on the Books and Records or any Related Claim shall result in the disallowance of related Debits to Special Reserve Account I, the disallowance of any adjustment of a related contribution or payment by the CORPORATION, the disallowance of the deduction of an expense in calculating Actual Yield, and the disallowance of the addition to Book Value of any expense that would otherwise be properly capitalizable pursuant to Section 1(n)(2)(A), until in the CORPORATION's judgment such material failure of compliance is cured or the CORPORATION otherwise permits:

        (a) Management Standard. Subject to the provisions of this Agreement, the ACQUIRING ASSOCIATION shall administer and deal with all Covered Assets and liabilities assumed pursuant to the Acquisition Agreement by employing the higher of the standard of prudent business practice used by the ACQUIRING ASSOCIATION in administering its assets and liabilities not acquired from the ACQUIRING ASSOCIATION or the standard employed in the savings and loan industry generally in administering similar assets and liabilities. Subject to the provisions of this Agreement, the ACQUIRING ASSOCIATION will use its best efforts to minimize losses and maximize gains and recoveries in the best interest of both the ACQUIRING ASSOCIATION, its stockholders and the CORPORATION.

        (b) Management Services. The ACQUIRING ASSOCIATION shall provide, at its own expense (except with respect to

Technical Assistance below), the executive and managerial resources, with adequate supporting staff, to develop, to review and to oversee the implementation of documents required to be submitted in accordance with Sections 12, 13, and 14 Litigation Plans and Budgets in accordance with Section 15 and all Reports and Summaries required by Section 15 of this Agreement ("Management Services"). Management Services to be provided by the ACQUIRING ASSOCIATION pursuant to this Section 17(b) include (1) initial evaluation of all Covered Assets and litigation, (2) performance of appropriate financial analysis of alternative courses of action for Covered Assets and litigation,
(3) review and evaluation of appraisals of Covered Assets or of properties securing Covered Assets, (4) preparation of all submissions, plans, proposals, summaries and reports required by this Agreement, and (5) maintenance of a reporting, review and accounting system with adequate internal controls to monitor the management of Covered Assets and litigation, the incurrence of expenses and compliance with submissions, proposals and plans required by this Agreement.
        With the prior written approval of the CORPORATION, the ACQUIRING ASSOCIATION may engage third parties, which may include the ACQUIRERS and their Affiliates, to provide technical assistance ("Technical Assistance"), in connection with the performance of Management Services and the costs of such assistance, approved by the CORPORATION, may be deducted in calculating Actual Yield or added to the Book Value of the related asset pursuant to Section 1(n)(2)(A) as a properly capitalized expense. Technical Assistance may include the services of asset/liability managers, marketing experts, property managers, brokers, investment bankers, appraisers, leasing companies and the like, but shall not include the general management, review and oversight services to be supplied by the ACQUIRING ASSOCIATION pursuant to its obligation to perform Management Services. With the prior written approval of the CORPORATION, Technical Assistance may also include the services of attorneys (including employees of the ACQUIRING ASSOCIATION) engaged to prepare Significant Litigation Plans and Budgets in accordance with the requirements of Section 15.
        The ACQUIRING ASSOCIATION or its affiliates shall not provide the following services for fees on the covered assets, except pursuant to the limitations described in this section which prohibition and limitations shall not apply to asset/liability management: (i) Property Management, (ii) Real Estate Brokerage, (iii) Leasing, (iv) Real Estate Development or Construction, and (v) Architecture and Engineering. The foregoing services may be performed only if (i) the ACQUIRING ASSOCIATION (immediately after the

Transaction) is in the business of providing the particular service on the same type of properties in the same geographic markets, (ii) the fees and contract terms for such services are comparable, or better, in all material respects to those which the ACQUIRING ASSOCIATION could or does obtain from unrelated parties, and (iii) except as otherwise agreed in writing by the CORPORATION, the ACQUIRING ASSOCIATION, on the first anniversary date of the Effective Date and thereafter, does not engage in performing the services described above with respect to more than 25% of the total Book Value of the Covered Assets during any year, provided that the CORPORATION may direct the ACQUIRING ASSOCIATION to discontinue performance of any or all such services on any or all of the covered assets if the Corporation determines that such services are not being performed in accordance with the terms of this Agreement. The fees for such services that are performed in accordance with the provisions of this Agreement may be deducted in calculating Actual Yield or added to the Book Value of the related asset pursuant to Section 1(q)(2)(A) as a properly capitalized expense. The ACQUIRING ASSOCIATION will supervise its contractors, agents, subsidiaries, affiliates and staff to insure that reasonable standards of performance are met with regard to services on the Covered Assets and will insure that the liquidation and consolidation objectives described in the Consolidation Plan will not be adversely influenced through the use of the ACQUIRING ASSOCIATION's staff, subsidiaries or affiliates to perform services on Covered Assets.

        The ACQUIRING ASSOCIATION should market Covered Assets in such a manner as to provide reasonable market exposure to qualified buyers and to attempt to obtain multiple offers for the purchase of Covered Assets, except to the extent that a Business Plan approved by the CORPORATION provides for an alternative form of disposition. Records should be maintained of offers, letters of intent or such other memoranda of negotiations as may be required to demonstrate to the CORPORATION that fair value is being received upon the liquidation of Covered Assets.

        (c)  Pursuit of Related Claims.

                (A) Subject to the requirements set forth in Section 15, the ACQUIRING ASSOCIATION shall pursue and, where appropriate, file actions with respect to all potentially recoverable Related Claims which accrue to the ACQUIRING ASSOCIATIONS, including, but not limited to, Claims under the appropriate fidelity bond(s) or insurance policy or policies of an ACQUIRED ASSOCIATION, whether discovered before or after the Effective Date, unless the Acquiring Association assigns such claims to the Corporation.

                (B) The ACQUIRING ASSOCIATION shall notify the CORPORATION before pursuing any Related Claim which could result in a Debit or Credit to Special Reserve Account I. The ACQUIRING ASSOCIATION agrees to institute any legal action with respect to a Related Claim requested by the CORPORATION in connection with this Agreement. If the ACQUIRING ASSOCIATION objects to any such request, it shall provide its reason in writing to the CORPORATION. If after receipt of such statement, the CORPORATION does not withdraw its request, then the ACQUIRING ASSOCIATION shall institute such action. The ACQUIRING ASSOCIATION shall be indemnified by the CORPORATION for all losses resulting from, and the reasonable costs and expenses of, pursuing the action, excepting only losses arising from the ACQUIRING ASSOCIATION's negligence or lack of due diligence in pursuing or prosecuting the action.

        (d)  Significant Subsidiaries.

                (1) The ACQUIRING ASSOCIATION shall not, without the CORPORATION'S prior written consent, cause or permit any Significant Subsidiary to:

                        (A) declare a dividend or make a capital distribution except that the United Capital Mortgage Corporation may transfer by way of dividend, distribution or otherwise mortgage servicing to the ACQUIRING ASSOCIATION;

                        (B) Sell any of its assets except for Covered Assets in Categories I and II, for less than the book value of such asset reflected on the books and records of such Subsidiary, or encumber any such asset, except in the ordinary course of business;

                        (C) Satisfy any liability for an amount greater than the amount provided for such purpose on the books and records of such Subsidiary, except in the ordinary course of business;

                        (D) Acknowledge or accept as a liability of such Subsidiary as of the Effective Date any liability not reflected on the books and records of such Subsidiary as of the Effective Date;

                        (E) Apply any net cash received from the disposition of any of its assets to any use other than the payment of indebtedness or advances that are due and owing from such Subsidiary to the ACQUIRING ASSOCIATION, except in transactions in the ordinary course of the Subsidiary's business; or

                        (F) Cause the voluntary bankruptcy of or other statutory reorganization proceeding to be filed for any Subsidiary, provided that the CORPORATION shall respond to any request by the ACQUIRING ASSOCIATION to take any action under this subsection within 30 days of receipt of such request.

                (2) In the event the ACQUIRING ASSOCIATION takes or permits any action prohibited by the foregoing Section 17(d)(1), the sole remedy of the CORPORATION shall be to prohibit increases to Book Value of properly capitalized expenses pursuant to Section 1(n)(2)(A) or deduction of expenses in calculating Actual Yield and any or all Debits to Special Reserve Account I that relate to such asset or liability or the ACQUIRING ASSOCIATION's Investment in the Significant Subsidiary until such time as the ACQUIRING ASSOCIATION has corrected such violation.

                (3) Upon the request of the CORPORATION, the ACQUIRING ASSOCIATION shall cause the voluntary bankruptcy of or other statutory reorganization proceeding to be filed for any Significant Subsidiary, provided the financial condition of such Significant Subsidiary permits such proceedings and, provided further, that the ACQUIRING ASSOCIATION does not determine within 30 days after such request is made that such proceeding is likely to have a material adverse effect on its business, and provided further that this provision shall not apply in the event the ACQUIRING ASSOCIATION elects, with the consent of the CORPORATION, to write down the value of the Investment in such Subsidiary to zero and to no longer treat such Investment or other interest in such Subsidiary as a Covered Asset for purposes of this Agreement, and provided further, that the CORPORATION shall indemnify the ACQUIRING ASSOCIATION for any actions taken pursuant to this sub-paragraph 3.

                (4) Except as otherwise provided in any Business Plan which has been approved by the CORPORATION, the ACQUIRING ASSOCIATION shall not sell or dispose of any Significant Subsidiary or substantially all of its assets without the prior written approval of the CORPORATION if such sale could result in a Debit to the Special Reserve Account. With respect to any such proposed sale, the ACQUIRING ASSOCIATION shall offer the CORPORATION a right of first refusal and 30 days in which to exercise such right.

        Section 18 Additional Covenants.

        (a) Additional Covenants. The material failure of the ACQUIRING ASSOCIATION to comply with any of the following covenants may, in the discretion of the CORPORATION, result in the disallowance of any further Debits to Special Reserve Account I, the disallowance of any further deductions when calculating Actual Yield, the disallowance of any further increases to Book Value pursuant to Section 1(n)(2)(A) for properly capitalized expenses, or the CORPORATION's pursuit against the ACQUIRING ASSOCIATION of any other available remedy at law or equity, until, in the CORPORATION's reasonable judgment, such material failure of compliance is cured or the CORPORATION otherwise permits.

        (b) Disclosure of Agreement/Confidentiality. Except as otherwise required by law or in a proceeding to enforce this Agreement, neither the ACQUIRING ASSOCIATION nor the ACQUIRERS shall, without the prior written consent of the CORPORATION, disclose the terms of this Agreement, or the obligation of the CORPORATION to indemnify the ACQUIRING ASSOCIATION or the ACQUIRERS against the Claims described in Section 7 to any person, other than stockholders, partners, directors, employees, agents, attorneys, the ACQUIRING ASSOCIATION's underwriters, or the ACQUIRING ASSOCIATION's investment bankers, or accountants of the ACQUIRING ASSOCIATION, the ACQUIRERS.

        (c) Compliance with Law. The ACQUIRING ASSOCIATION and the ACQUIRERS will use their best efforts to, and will cause all of their Affiliates and Significant Subsidiaries to use their best efforts to, comply in all material respects with all applicable statutes, regulations and orders of, and all restrictions imposed by, the United States of America and any state, municipality or other political subdivision or any agency of the foregoing public units, in respect of the ownership of its properties and conduct of its business, including, without limitation, all applicable statutes, regulations, orders and restrictions relating to equal employment opportunities, employment retirement income security and environmental standards and controls; provided, however, that nothing contained in this
Section 18(b) shall require the ACQUIRING ASSOCIATION, the ACQUIRERS, or any of their Affiliates or Subsidiaries to comply with any law so long as the validity or applicability of such law shall be contested in good faith.

        Section 19 CORPORATION's Purchase of Covered Assets.

        (a) At any time during the term of this Agreement, the CORPORATION shall have the right to purchase, at a price equal to the greater of the Book Value or the Fair Market Value and without recourse against the ACQUIRING ASSOCIATION, any Covered Asset that has not been liquidated prior to the ACQUIRING ASSOCIATION's receipt of the CORPORATION's notice that it shall exercise its right to purchase such Covered Asset. Such a sale shall be a Liquidation of the Covered Asset.

        (b) If such purchase occurs prior to the termination of this Agreement, the purchase price shall be debited to Special Reserve Account I as of the closing of such purchase. If the closing of a purchase occurs after the date this Agreement terminates, the purchase price shall be paid to the

ACQUIRING ASSOCIATION by the CORPORATION in cash within 10 days following conveyance to the CORPORATION of the ACQUIRING ASSOCIATION's right, title and interest in such asset.

        (c) In order to facilitate such sale to the CORPORATION, the ACQUIRING ASSOCIATION shall, at the CORPORATION's request:

                (1) Execute and deliver such instruments of sale, grant, conveyance, or transfer and make endorsements without recourse against the ACQUIRING ASSOCIATION in such form and manner, and at such time, as the CORPORATION shall require; and

                (2) Execute and deliver all such other instruments together with all insurance policies, title policies, and title certificates, which the ACQUIRING ASSOCIATION possesses, as shall be deemed necessary, in the opinion of the CORPORATION, to complete such sale, grant, conveyance, or transfer without recourse; provided that any recording, title and other similar costs of transfer normally incurred by the purchaser of property shall be borne by the CORPORATION.

        Section 20      Office Space, Personnel and Facilities for the
CORPORATION.

        (a) The ACQUIRING ASSOCIATION agrees to provide the CORPORATION, without charge and for the term of this

Agreement, including any extensions thereto, adequate space, including vault space and furnishings, for the CORPORATION's use in connection with the transfers and transactions contemplated by this Agreement. Such space and furnishings shall be adequate to accommodate up to three full-time employees, contractors or designees of the CORPORATION to administer the Assistance Agreement.

        (b) The ACQUIRING ASSOCIATION also agrees to make available to the CORPORATION in connection with the transfers and transactions contemplated by this Agreement personnel of the ACQUIRING ASSOCIATION as may be useful to the CORPORATION, without charge.

        (c) The rights of the CORPORATION under this Section 20 may be exercised by an agent of the CORPORATION.

        Section 21 Accounting Principles. Except as otherwise provided herein, any computations made for purposes of this Agreement shall be governed by generally accepted accounting principles as applied in the savings and loan industry, except that where such principles conflict with the terms of the Agreement, applicable regulations, or any resolution or action of the Bank Board approving or relating to the

Transaction or to this Agreement, then this Agreement, such regulations, or such resolution or action shall govern. In the case of any ambiguity in the interpretation or construction of any provision of this Agreement, such ambiguity shall be resolved in a manner consistent with such regulations and the Bank Board's resolution or action relating to the Transaction or to this Agreement. If there is a conflict between such regulations and the Bank Board's resolution or action relating to the Transaction or to this Agreement, the Bank Board's resolution or action shall govern. For purposes of this section, the governing regulations and accounting principles shall be those in effect on the Effective Date or as subsequently clarified or interpreted by the Bank Board or the Financial Accounting Standards Board ("FASB"), respectively, or any successor organization of the American Institute of Certified Public Accountants. Where there is a conflict between what is required by the FASB and the Bank Board, the Bank Board's interpretation shall govern.

        Section 22 Representations and Warranties. All representations and warranties made by the ACQUIRING ASSOCIATION in the Acquisition Agreement or otherwise in connection with the Transaction shall, as between the ACQUIRING ASSOCIATION and the CORPORATION, also be deemed to have been made to and shall inure to the benefit of the CORPORATION. The CORPORATION shall not, however, have the right to terminate or repeal this Agreement because of any breach of any such warranty or representation without the written consent of the ACQUIRING ASSOCIATION.

        Section 23  Notices.

        (a) Any notice or other communication required or permitted under this Agreement, unless otherwise specifically provided for, shall be deemed given if sent by first class mail, postage prepaid, to a party at its address set forth below or at such other address as the party shall furnish in writing, except that a notice of default shall be sent by certified mail, return receipt requested:

        If to the ACQUIRING ASSOCIATION:

                Attn:

        If to the ACQUIRERS:


                Attn:

        If to the CORPORATION:

                FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION
                Attn: Director, Financial Assistance Division
                801 Seventeenth Street, N.W.
                Washington, D.C.  20552

        (b) Unless otherwise specifically provided for, if this Agreement requires that notice be given within a certain period of time, notice shall be deemed given as of the date of posting.

        Section 24 Termination of Agreement.

        (a) Except as otherwise specifically provided elsewhere in this Agreement, this Agreement shall terminate 10 years following the Effective Date or on such other date to which the parties or their successors agree in writing, provided that in the event a receiver is appointed for the purpose of liquidating the ACQUIRING ASSOCIATION, or the ACQUIRING ASSOCIATION ceases to be an institution the accounts of which are insured by the CORPORATION or its successor, all of the CORPORATION's obligations under this Agreement shall terminate upon the effective date of such occurrence, and provided further that the CORPORATION may at its option terminate all of its obligations under this Agreement if the ACQUIRING ASSOCIATION fails, after reasonable notice, which specifies the nature of the failure, not to be less than 30 days, and an opportunity to correct its failure, to use its best efforts to comply in a material respect with the terms of the Consolidation Plan set forth on
Exhibit 1.

        (b) Notwithstanding termination of this Agreement as described in
Section 24(a) above, provided that the ACQUIRING ASSOCIATION continues to observe in all material respects after the termination date all covenants, agreements, reporting and other requirements set forth in this Agreement, including the requirements in Sections 12, 13, 14, 15, 16, 17, and 32, the CORPORATION shall indemnify the ACQUIRING ASSOCIATION, the ACQUIRER and their Affiliates for the amount of (i) any items described in Section 7(a), including the reasonable costs and expenses of related litigation actually incurred and paid by the ACQUIRING ASSOCIATION, provided that any such item is in litigation on the date that this Agreement terminates, and (ii) the reasonable costs and expenses actually incurred and paid by the ACQUIRING ASSOCIATION in the pursuit of a Related Claim pursuant to Section 7(b), provided that any such Related Claim is in litigation on the date that this Agreement terminates and the CORPORATION approves in writing the pursuit of such Related Claim beyond the termination date, and provided further that any recoveries by the ACQUIRING ASSOCIATION on any Related Claim described in Section 24(b) shall be paid over to the CORPORATION, subject to the limitations of Section 6(b), and provided further that the obligations of the CORPORATION stated in this Section 24(b) shall terminate as stated in the provision contained in subsection (a) above.

        (c) After termination of this Agreement for any reason, the CORPORATION shall thereafter indemnify directly an Affiliated Person for the amounts set forth in Section 24(b) above, provided that such amount relates to a matter in litigation on the date that this Agreement terminates and provided further that the Affiliated Person complies with the provisions of Section 24(b) as if it were the ACQUIRING ASSOCIATION, unless it is impractical for such person to do so.

        Section 25 Rights and Forbearances. The rights, powers, and remedies given to the parties by this Agreement shall be in addition to all rights, powers, and remedies given by any applicable statute or rule of law. No forbearance, failure, or delay by any party in exercising or partially exercising any such right, power, or remedy shall operate as a waiver thereof or preclude its further exercise.

        Section 26 Governing Law. To the extent that Federal law does not control, this Agreement and the parties' rights and obligations under it shall be governed by the law of the

State of Texas. Nothing in this Agreement shall require any unlawful action or inaction by any party to this Agreement.

        Section 27 Entire Agreement, Severability.

        (a) This Agreement and the other agreements entered into by the ACQUIRING ASSOCIATION pursuant hereto, together with any interpretation or understanding agreed to in writing by the parties, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings of the parties in connection with it, excepting only the Acquisition Agreement and any resolutions or letters concerning the Transaction of this Agreement issued by the Bank Board or the CORPORATION in connection with the approval of the Transaction and this Agreement, provided, however, that in the event of any conflict, variance or inconsistency between this Agreement and the Acquisition Agreements or any other agreement entered into by the ACQUIRING ASSOCIATION in connection with the Transaction, the provisions of this Agreement shall govern and be binding on all parties insofar as the rights, privileges, duties, obligations and liabilities of the CORPORATION are concerned.

        (b) If any provision of this Agreement is invalid or unenforceable, then all of the remaining provisions of this Agreement shall, to the extent possible, nevertheless remain in full force and effect and shall be binding upon the CORPORATION and the ACQUIRING ASSOCIATION.

        Section 28  Counterparts, Modifications, Headings.

        (a) This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument, and any party may execute this Agreement by signing any such counterpart.


        (b) No amendment or modification of this Agreement shall be binding unless executed in writing by the parties or their successors.

        (c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

        Section 29 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective transferees, successors, and assigns, but this Agreement may not be assigned to any party nor may any rights or obligations under it be transferred or delegated to or vested in any other party (except through merger, consolidation, or change of control), without the prior written consent of the CORPORATION. The CORPORATION hereby consents to the assignment of assistance payments under this Agreement to the Bank and its transferees, successors and assigns as security for indebtedness, including but not limited to advances, of the ACQUIRING ASSOCIATION to the Bank.

        Section 30 Sole Benefit. It is the intention of the parties that this Agreement, the assumption of obligations and statements of responsibilities under it, and all of its conditions and provisions are for the sole benefit of the parties hereto and for the Bank and its transferees, successors and assigns as security for indebtedness of the ACQUIRING ASSOCIATION to the Bank and for the benefit of no other person. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties hereto and the Bank and its transferees, successors and assigns any legal or equitable right, remedy, or claim under, or in respect to, this Agreement or any of its provisions.

        Section 31 Continuing Cooperation. It is the purpose of this Agreement to provide a means by which the depositors of the ACQUIRED ASSOCIATION may be protected against losses, the thrift and financing needs of the community in which the ACQUIRED ASSOCIATION's offices are located may be served, the ACQUIRING ASSOCIATION may receive the benefits and assume the risks contracted for, and expense to the CORPORATION may be reduced. The parties therefore agree that they shall in good faith, and with their best efforts, cooperate with one another to carry out the purposes of this Agreement as described in this section. Before any party shall take any action, hereunder with respect to other party's material failure to comply, such other party shall have the right to cure any material failure to comply with the provisions of this Agreement during a period of 30 days after it has notice of its material failure. Whenever a party is required by any provision of this Agreement to use its best efforts, the best efforts requirement shall not be construed to include an obligation to pay money, unless specifically required by the language of this Agreement.

        Section 32 Rights of the Bank as Assignee. In the event that the Promissory Notes or assistance payments under this Agreement are assigned to the Bank as security for indebtedness, including but not limited to advances, of the ACQUIRING ASSOCIATION to the Bank:

        (a) The Bank shall be given prior written notice of all modifications or amendments of this Agreement at least ten (10) business days before the effective date of such modification or amendment.

        (b) The Bank shall also be given written notice at least five (5) business days prior to early termination of this Agreement.

        (c) ACQUIRING ASSOCIATION shall and the CORPORATION consents to furnishing the Bank with all information relating to Covered Assets and the Debits and Credits to the Special Reserve Accounts as the Bank shall require.

        (d) In the event that the ACQUIRING ASSOCIATION defaults on payment due on such advances, the CORPORATION consents to the exercise by the Bank of its rights as a secured party and agrees to make payments of assistance to or for the benefit of the Bank. The amount of any such payments shall not be reduced by reason of any failure of the ACQUIRING ASSOCIATION to comply with Sections 12 through 15 of this Agreement, or any implied or express defense arising under this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents.

Date: December 30, 1988


ATTEST:                                 UNITED SAVINGS ASSOCIATION
                                        OF TEXAS FSB


By: /s/ JOHN J. KENDRICK                By: /s/ LEWIS S. RANIERI
    ----------------------------            -----------------------------
        John J. Kendrick                        Lewis S. Ranieri

Its: Secretary                          Its: Chairman and CEO
     ---------------------------             ----------------------------


ATTEST:                                 USAT HOLDINGS INC.


By: /s/ SALVATORE A. RANIERI            By: /s/ SCOTT A. SHAY
    ----------------------------            -----------------------------
        Salvatore A. Ranieri                    Scott A. Shay

Its: Secretary                          Its: Vice President
     ---------------------------             ----------------------------


ATTEST:                                 HYPERION PARTNERS LP

                                        By: Hyperion Ventures LP,
                                            Sole General Partner

                                        By: LSR Hyperion Corp.,
                                            A General Partner


By: /s/ SALVATORE A. RANIERI            By: /s/ LEWIS S. RANIERI
    ----------------------------            -----------------------------
        Salvatore A. Ranieri                    Lewis S. Ranieri

     Witness                            Its: President
     ---------------------------             ----------------------------


ATTEST:                                 HYPERION HOLDINGS INC.


By: /s/ SALVATORE A. RANIERI            By: /s/ SCOTT A. SHAY
    ----------------------------            -----------------------------
        Salvatore A. Ranieri                    Scott A. Shay

Its: Secretary                          Its: Vice President
     ---------------------------             ----------------------------


Date: December 30, 1988

ATTEST:                                 FEDERAL SAVINGS AND LOAN
                                        INSURANCE CORPORATION


By: /s/ WENDY ROBIN SNEFF               By: /s/ NANCY K. MAGINA
    ----------------------------            -----------------------------
        Wendy Robin Sneff                       Nancy K. Magina

Its: Assistant Secretary                Its: Designee, Executive Director
     ---------------------------             ----------------------------

                                LIST OF EXHIBITS

Exhibit 1       Consolidation Plan

Exhibit 2       Promissory Note

Exhibit 3       Schedules I, II, III [reserved]

Exhibit 4       Warrant Agreement

Exhibit 5       Covered Asset Schedule

Exhibit 6       Asset Summary

Exhibit 7       Collection Plan

Exhibit 8       Budget Summary

Exhibit 9       Specific Request

Exhibit 10      Asset Sale Request

Exhibit 11      Term Sheet Approval Request

Exhibit 12      Litigation Schedule

Exhibit 13      Major Litigation Plan and Budget

Exhibit 14      Litigation Summary

Exhibit 15      Capital Note Commitment Agreement, dated December 30, 1988

                                   Schedule I
                          Equity Arbitrage Subsidiary
                                    ($000's)
                          ---------------------------

    Assets                                          Liabilities
    ------                                          -----------
Cash & CD's              $ 96,331
Equity Positions         $ 70,000                Equity       $166,331
                         --------                             --------
                         $166,331                             $166,331
                         ========                             ========

                                  Schedule II
                                Land Subsidiary
                                    ($000's)
                                ---------------

    Assets                                          Liabilities
    ------                                          -----------
Commer Loans             $ 16,576
Real Estate              $118,417
Other                    $     12                Equity       $135,005
                         --------                             --------
                         $135,005                             $135,005
                         ========                             ========

                                  Schedule III
                           Venture Capital Subsidiary
                                    ($000's)
                           --------------------------

    Assets                                          Liabilities
    ------                                          -----------
Non-Liquid Sec.          $ 8,651
Inv. in Sub.             $ 6,420               Equity          $15,071
                         -------                               -------
                         $15,071                               $15,071
                         =======                               =======

                                                                    Exhibit 1

CONSOLIDATION PLAN

        The Association will deliver a Consolidation Plan to the Corporation for its review and approval pursuant to the following schedule.

        Short Term Business Plan: 1st 90 days of operation.

        To be delivered within 15 days of the Effective Date.

        The Short Term Business Plan is to address such topics as:

        .  Short Term Organization Chart and Staffing Plan
        .  Defalcation Protection
        .  Inventory and Information Controls
        .  Stabilization of Employee Base
        .  External and Internal Communications Plan
        .  Financial Controls and Coordination
        .  Liquidity Management
        .  Financial Decision Making
        .  Major Transactions in Process
        .  Any Branch Consolidation planned for the first 90 days

        Medium Term Business Plan: 1st Year of Operation.

        To be delivered within 90 days of Effective Date.

        The Medium Term Business Plan is to address such topics as:

        .  Integration of Policies, Procedures and Controls

        .  Products, Specifications and Pricing - both Asset and
           Liability oriented

        .  Initial Branch Consolidation, Sales and Closings

        .  Systems Consolidation Plan - General Ledger and Servicing

        .  Personnel Assessment, Staffing Plan and Organization Chart

        .  Covered Asset Plans

        .  Pension, Profit Sharing, Employee Benefits

        .  Employee Training

        .  Profitability Enhancement Plans

        .  Asset/Liability Management

        .  Signage and Advertising Plans

        .  Key Personnel Retention Plans

        Long Range Business Plan: 1st 5 years of Operation.

        To be delivered within the 1st year of the Effective Date.

        The Long Range Business Plan is to address such topics as:

        .  Environmental Analysis

        . Timing of and expected recoveries from exiting non-core business and selling non-core assets

        .  Development of Core Business - Products, Pricing, Volumes, mix

        .  Personnel Assessment, Staffing Plan and Organization Chart

        . Asset/Liability Management - plans and goals for investment, funding and managing credit risk and interest rate risk

        .  Systems integration and consolidation

        .  Branch consolidation, sales, closings

        .  Other topics to address

                             COVERED ASSET SCHEDULE

                                                        Association ____________

                                                        Date Prepared __________

                                                        Prepared By ____________

I.      MAJOR COVERED ASSETS

                Book Value greater than $______ or
                Anticipated loss greater than $______

                                                                                Plan Schedule (Mo/Day/Yr)
                                                                  ------------------------------------------------------
                                                                        Plan           Asset Summary     Budget Summary
Asset  Property    Loan or     Book  Appraised Value   Estimated  -----------------  -----------------  -----------------
Name     Type    I.D. Number  Value  or Est. Recovery     Loss    Original  Revised  Original  Revised  Original  Revised
- ----   -------   -----------  -----  ----------------  ---------  --------  -------  --------  -------  --------  -------



















Subtotal                      -----  --------------    -----------

                                                        Association ____________

                                                        Date Prepared __________

                                                        Prepared By ____________

II.     SIGNIFICANT COVERED ASSETS

                Book Value greater than $______ or
                Anticipated loss greater than $______

                                                                                Plan Schedule (Mo/Day/Yr)
                                                                  ------------------------------------------------------
                                                                        Plan           Asset Summary     Budget Summary
Asset  Property    Loan or     Book  Appraised Value   Estimated  -----------------  -----------------  -----------------
Name     Type    I.D. Number  Value  or Est. Recovery     Loss    Original  Revised  Original  Revised  Original  Revised
- ----   -------   -----------  -----  ----------------  ---------  --------  -------  --------  -------  --------  -------



















Subtotal                      -----  --------------    -----------

                                                        Association ____________

                                                        Date Prepared __________

                                                        Prepared By ____________

III.      OTHER COVERED ASSETS

                Book Value less than or equal to $______ and Anticipated loss less than or equal to $______


Asset  Property    Loan or     Book  Appraised Value   Estimated
Name     Type    I.D. Number  Value  or Est. Recovery     Loss
- ----   -------   -----------  -----  ----------------  ---------



















Subtotal                      -----  --------------    -----------

                                                        Exhibit [ILLEGIBLE COPY]

                                     ASSET

                                        Association: ___________________________
                                        Asset Manager: _________________________
                                        Estimated Value: _______________________
Date:
Asset Name:
Address:

Borrower's Name:

Gross Book Value: __________________    Loss Reserve: __________________________
Net Book Value: ____________________    Future Loan Commitments: _______________

Priority Position of Interest:

Asset Type: ___________   Loan: ____________   REC: __________   Other: ________
  Loan Status: Performing: _______,  Non-Performing: _____, Restructured: ______

Other Participants & Share: (if applicable)

Lead Lender: (if applicable)

Receiver: N/A

Appraised Value: ____________________   Appraiser: _____________________________
Previous Approval Containing Appraisal: ________________________________________
Appraisal Date: _____________________
Critical Assumptions:

Property Description & Status:

Status of Title:

Litigation:

Insurance Summary:                (Coverage Limits)             Expiration Date
  Liability                          $
  Property                           $
  Personal                           $
  Automobile                         $
  Annual Premium                     $

Real Estate Taxes:  Annual Amount Due:
                    Due Dates:
                    Current Status:

Business Plan Summary: The business plan recommends . . .

Business Plan Status:

Budgeted Additional Cash Outlays:
Ratio:

      New Money Coverage Ratio _______, New Money/Total Project Cost __________

                                  [ILLEGIBLE]

                                                                     Exhibit 7

                              STANDARD FORMAT FOR
                    COLLECTION, BUSINESS AND PROPERTY PLANS

This is the standard outline for the preparation of a Collection, Business, or Property Plan. The Plan covers a one year period and is updated the earlier of annually or at the point of a material deviation from the forecast results.

Business Plans are required for subsidiaries of the Association where the Association's net investment in the subsidiary (equity and/or loans) exceeds _________ or the anticipated loss exceeds _______________. Additionally, if the principal assets of the subsidiary are real estate and/or loans then the reporting requirements and limitations on authority of the Association for the assets of the subsidiary will be the same as for Major Covered Assets and Significant Covered Assets even though such assets may not specifically be Covered Assets.

        I.      Executive Summary

                This section would be a short topical summary of each major section of the entire report. Include any critical dates or approvals being sought.

        II.     Background

                This section should address project description, project history, appraised value and methodologies used by the appraiser in determining value.

                Describe the borrower (if appropriate) including discussions on its commitment to the project, level of trust and integrity between the association and the borrower, borrower's resources and critical skills to implement the proposed plan (financial, experience, knowledgeable personnel) economic incentive borrower has to implement the plan, other projects borrower may have which will affect its ability to implement this plan, and the financial condition of the borrower.

        III.    Current Status

                Discuss the current status of the construction, marketing, and sales or leasing. Also, comment on any municipal approvals being sought or held and the time constraints for a response.

  IV.  Recommended Plan

       Discuss the proposed plan as it relates to the construction period, marketing or absorption period and investment period risks. This section should discuss in detail and provide support for any approvals being sought by the association. The financial impact of executing this plan should be estimated in the financial analysis section of the plan.

       This section should contain the expected annual budget for each year of the plan until the asset is liquidated.

   V.  Major Perceived Risks

       This section should discuss the risks associated with the project and proceeding with or not providing with the proposed plan. This section can at times be incorporated in with the recommendation section of the report.

  VI.  Critical Skills Required to Implement the Plan

       The asset manager should make a judgment as to the Critical Skills which are necessary to implement and successfully execute the plan. These needed skills should be compared to the resources which the borrower or association possess or can reasonably be expected to retain from third party contractors.

 VII.  Alternatives Considered

       This section should address the major alternatives that were considered and rejected with the reasoning for rejection of the alternatives. In particular, alternatives considered other than those arising out of contractual relationships should be compared to existing contractual rights or remedies. If a Business Plan is for a subsidiary and the subsidiary is insolvent the Business Plan must address, among other alternatives, the potential for recovery through bankruptcy of the subsidiary. The alternatives considered should be tied to, and supported by, the financial analysis section.

VIII.  Financial Analysis

       This section should provide the financial analysis by risk period (as discussed above) and a description of the major assumptions used in determining the discounted value of the recovery under the recommended plan and each of the alternatives discussed.

  IX.  Action Items and Responsible Party

       This section would describe the recommended action items and the suggested responsible party for the implementation of the plan should it be approved. It is not necessary to name all parties to the plan; however, those necessary to start the implementation should be identified.

                                                                      Exhibit 8

                                       Association ____________________________
                                       Date Prepared __________________________
                                       Prepared By ____________________________
                                       Asset Name _____________________________
                                       I.D. Number ____________________________

BUDGET SUMMARY - PROPERTIES

                                             ANNUAL BUDGET                           QUARTER                 YEAR TO DATE
                                ---------------------------------------      ---------------------      ---------------------
           Items                Qtr. 1     Qtr. 2     Qtr. 3     Qtr. 4      Bud      Act      Var      Bud      Act      Var
           -----                ------     ------     ------     ------      ---      ---      ---      ---      ---      ---

I.    Operations

        Operating Income
        Operating Expenses
        Net Operating Income

II.   Capital Expenditures

        Construction
        Refurbishment
        Total Capital Exp.

III.  Asset Sales

        Gross Sales
        Sales Costs
        Net Sales Proceeds

                                       Association ____________________________
                                       Date Prepared __________________________
                                       Prepared By ____________________________
                                       Asset Name _____________________________
                                       I.D. Number ____________________________

BUDGET SUMMARY - LOANS

                                             ANNUAL BUDGET                           QUARTER                 YEAR TO DATE
                                ---------------------------------------      ---------------------      ---------------------
           Items                Qtr. 1     Qtr. 2     Qtr. 3     Qtr. 4      Bud      Act      Var      Bud      Act      Var
           -----                ------     ------     ------     ------      ---      ---      ---      ---      ---      ---

I.    Collections/Repayments

        Min. Periodic Payments
        Contingent Payments
        Loan Payoffs

II.   Advances

        Additional Advances

                                                                Exhibit 9

                                            Association _________________

                                            Asset Name __________________

                                            Asset Manager _______________

                         SPECIFIC REQUEST FOR APPROVAL


Approvals Requested:
Amount of Expenditure:
Purpose:
Payee:
Payor:

Item Which                Quarter                      Year to Date
Precipitated    ----------------------------   ----------------------------
This Request    Forecast   Actual   Variance   Forecast   Actual   Variance

Will variance increase estimated loss? If so, what is estimated increased loss? $__________________________

Alternatives Considered:






Association:                            Corporation

Approval ______________________         Approval _________________________

Date __________________________         Date _____________________________


Note: Include Asset Summary Sheet with Request for Approval

                                                                     Exhibit 10

                                       Association: ___________________________
                                       Asset Name: ____________________________
                                       Date: __________________________________
                                       Asset Mgr.: ____________________________

                               ASSET SALE REQUEST

GENERAL INFORMATION

        Owner:

        Property Address:

        Land:

        Improvements:

        Financing:           1st        2nd       3rd        Total

                Amount

                Mortgagor

                Mortgagee

        Book Value: _______________________

        As of date: _______________________

        Reserves: _________________________

        Net Book Value: ___________________

RECOMMENDATION

        Asking Price: _____________________

        Minimum Price: ____________________

        Financing: (Provide TERM SHEET if applicable)

        Net Cash Proceeds Anticipated at Closing: __________________

        Amount of Senior Debt Anticipated at Closing: ______________

        Anticipated Gain or loss from:

                Book Value: __________________________________________

                Net Book Value: ______________________________________

                Suggested Expiration Date: ___________________________

 VALUATION

        Appraised Value: __________________________________________

        Appraiser: ________________________________________________

        As of Date: _______________________________________________

        Management Estimate of Value: _____________________________

        Explanation of Major Differences __________________________
                (use back-up material as required)

MARKETING PLAN

        .   Marketing Plan Used or Planned:

        .   Range of Prior Offers (if any)

                Amount

                Date

                Offeror

        . Discussion of Sample of Known Competing Properties on the Market and Comparability to Subject Property.

Association

        Approval: ______________________________

        Date: __________________________________

Corporation

        Approval: ______________________________

        Approval Date: _________________________

        Expiration Date: _______________________

                                                       Exhibit 11

                                       Association ___________________________
                                       Asset Name ____________________________
                                       Date __________________________________
                                       Asset Manager__________________________

                          TERM SHEET APPROVAL REQUEST

Lender:

Loan Amount:

Appraised Value:

Debt Coverage Ratio (Yr. 1)

        1st Mortgage:

        Total Debt:

Investment by Borrower:

Guarantor:

Net Worth of Guarantor:

Other Collateral (Description and Estimated Value):

Borrower:

Background:

Net Increase (Decrease) in Associations Inv:

Rate:

        Pay Rate (min)

        Contract Rate:

        Additional Contingent Interest:

        Fees:

Term and Amortization Period:

Other Terms or Condition:

Projected Closing Date:

                                                                  Exhibit 12

                              LITIGATION SCHEDULE


Case                  Amount        Counsel Name,        Type        Stage of
Name      Court      Involved       Address, Phone      of Case     Proceedings
- ----      -----      --------       --------------      -------     -----------

                                                                    Exhibit 13

            OUTLINE OF SIGNIFICANT LITIGATION PLAN AND BUDGET FORMAT

I.      BACKGROUND

        A.      Description of parties and the relationships among them

        B.      Summary of facts out of which dispute arose

        C.      Procedural history of action

        D.      Current status of action

        E. With respect to foreclosures, a description of the loan, the delinquency or other default and the anticipated date of commencement of the foreclosure

II.     LEGAL ISSUES

        A. Claims and arguments raised by the plaintiff and attorney's evaluation of their merits - discuss and evaluate each count of complaint or theory separately

        B. Defenses to each of plaintiff's claims and attorney's evaluation of their merits

III.    POTENTIAL EXPOSURE

        A.      Liability/Damages

                1. Most probable estimate - (include discussion of what types of damages may be recoverable, i.e., actual (including how to measure), punitive, attorneys fees, double or treble damages)

                2.      Worst case estimate

        B.      Other potential sources of recovery

                1.      Cross-claims or counterclaims

                2. Other sources (e.g., parties who for some reason cannot be named in a cross-claim or counterclaim but who could be pursued in a separate action or insurance claims)

        C. Whether settlement has been discussed and summary of discussions regarding terms and estimated amount of settlement

        D. Impact of settlement/pursuit of litigation on other pending or threatened litigation

        E. Estimated legal expenses (most probable estimate and worst case estimate) --

                1.      To pursue litigation

                2.      To pursue settlement

IV.     TIME FRAMES

        A.      Estimate of time involved in pursuing litigation

                1.      Discovery period

                2.      Anticipated trial date

                3.      Length of trial

                4. With respect to foreclosures, the anticipated date of the foreclosure sale

        B.      Estimate of time involved in pursing settlement

        C. Foreseeable dates by which action requiring specific FSLIC approval must be taken

V. COST/BENEFIT ANALYSIS (Based upon factors specified in III and IV, above)

VI.     RECOMMENDATION

        A.      Continue litigation

        B.      Pursue settlement/dismiss claims

VII.    STRATEGY

        A.      Litigation

                1. Discovery to be taken (estimate number of witnesses to interview and depose, extent of document discovery, etc.)

        B.      Settlement

                1.      Goals of settlement

                2.      Initial offer

VIII.   BUDGET

        A.      Description of staffing needs

                1. Law firms to be used (e.g., in-house staff/outside counsel/combination of foregoing)

                2. Other staff (e.g., accounting firms, consulting firms, other experts)

                3. Number of attorneys, paralegals, expert witnesses etc., needed to adequately staff case

        B. Estimated legal expenses and other costs by month until resolution of case

IX.     ATTACHMENTS

        A. Major pleadings, (e.g., complaint, answers, motions to dismiss, motions for summary judgment, briefs)

        B. Other relevant documents (e.g., contracts, correspondence on which parties rely)

                                                                      Exhibit 14

                               LITIGATION SUMMARY



                                                       Approved                                Cumulative         Remaining
                                       FSLIC            Budget          Current Period           Period            Budget
                                     Approval #         Amount           Expenditures         Expenditures         Balance
                                     ----------        --------         --------------        ------------        ---------

Litigation Matter

Period From/To

Prepared By

Expenditures


                                                                      Exhibit 15

                       CAPITAL NOTE COMMITMENT AGREEMENT

                                                               December 30, 1988


Shearson Lehman Hutton Holdings Inc.
American Express Tower
World Financial Center
200 Vesey Street
New York, New York 10285-1800

Gentlemen:

        This Agreement sets forth our mutual understanding concerning your agreement to cause Shearson Lehman Hutton Inc. ("SLH") to act as underwriter or placement agent, as the case may be, for an offering of $110,000,000 in aggregate principal amount of Capital Notes (as hereinafter defined) of United Savings Association of Texas, FSB (the "Borrower"), a federally chartered stock savings bank and an indirect subsidiary of Hyperion Partners, L.P. or, alternatively, your agreement to purchase such notes. The Capital Notes are proposed to be issued by the Borrower in connection with the acquisition on the date hereof by Borrower of certain of the assets of, and the assumption by the Borrower of certain of the secured and deposit liabilities of, United Savings Association of Texas ("United") from the Federal Savings and Loan Insurance Corporation ("FSLIC"), as receiver for such entity, pursuant to an Acquisition Agreement between FSLIC, as receiver, and United Savings Association of Texas, FSB, and Section 408(m) of the National Housing Act (the "Acquisition"). The Capital Notes shall bear interest and have such other terms as are provided for herein. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in Exhibit A hereto.

        1.  Representations, Warranties and Agreements.

        In order to induce you to enter into this Agreement, Borrower represents and warrants to you and to SLH, as of the date hereof, as of the Offering Date (as defined in paragraph 2 hereof), if any, and as of the Closing Date (as defined in paragraph 2 hereof), unless expressly provided otherwise below, as follows:

        (a) Organization; Good Standing. (1) Borrower has been duly organized as a federally chartered stock savings bank, with corporate power and authority to own its properties and conduct its business as presently being conducted and is duly qualified to do business and is in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect.

        (2) Each Affiliate of Borrower required by reason of its affiliation with Borrower to be registered with FSLIC as a savings and loan holding company within the meaning of the National Housing Act, as amended, is or will be duly registered within the prescribed period. All of the issued and outstanding shares of Capital Stock of Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Schedule I annexed hereto sets forth the beneficial and record owners of Capital Stock of Borrower as of the date hereof and the amount of shares of Capital Stock of Borrower owned by such persons.

        (3) Borrower is a member in good standing of FHLB-Dallas. Borrower is in compliance with all laws and regulations applicable to it except where noncompliance would not have a Material Adverse Effect. Borrower is not a party to any consent order, cease and desist order or any condition of any regulatory order or decree with or by the FHLBB, FSLIC (other than the Principal Documents) or any other regulatory agency which would have a Material Adverse Effect. The deposit accounts of Borrower are insured by FSLIC to the maximum extent permitted by federal law and Borrower has paid all premiums and assessments and filed all material reports required in connection therewith.

        (4) Borrower has heretofore delivered to you true, complete and current copies of the Principal Documents (other than this Agreement) and the Certificate of Incorporation and By-Laws (or the equivalent thereof) of Borrower, in each case certified by the Borrower as being true and complete. Borrower has made available to you true and complete copies of its (and to the extent available, United's) minute books and the records of meetings and consents in lieu of meetings of their respective boards of directors (and any committee thereof) and stockholders of each thereof and such books and records of Borrower accurately reflect the transactions referred to therein.

        (b) Due Authorization. Each of the Principal Documents (other than this Agreement with respect to you) has been duly authorized, executed and delivered by the persons who

                                                                  EXHIBIT C



                                [PAGE ILLEGIBLE]

(ii) materially impair the ability of Borrower to fulfill its obligations under this Agreement or the Capital Notes or adversely affect the value of Borrower's securities, or (iii) materially impair the business, financial condition or prospects of Borrower.

                "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                "Principal Documents" means the following documentation:

        Acquisition Agreement between FSLIC and Borrower

        Assistance Agreement among FSLIC, Borrower USAT Holdings and Hyperion Holdings

        Capital Maintenance Agreement (prenuptial) among FSLIC, Borrower USAT Holdings and Hyperion Holdings

        Forbearance Letter

        Warrants Agreement between FSLIC and Borrower, including the form of Warrant.

        Receiver's Agreement

        FSLIC Note

        Capital Note Commitment Agreement between Borrower and Shearson Lehman Holdings Inc.

        Tax Certification

        Certified Resolutions of FHLBB

        [more to come]

                In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; reference to agreements are meant to include any subsequent amendments to such agreements approved in accordance with this Agreement; "including" means including, without limitation; "or" is not exclusive; and an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

                      UNITED SAVINGS ASSOCIATION OF TEXAS
                     FOOTNOTES FROM PRO FORMA BALANCE SHEET

a)  Normal amortization of mortgage portfolio.

b)  Normal amortization of MBS portfolio.

c) Receivable from high yield corporate securities which were called in December and will settle in 1989.

d)  Normal amortization of consumer loan portfolio.

e)  Reduction in high yield corporate securities which were called in December.

f)  Amortization of goodwill.

g)  Increase in valuation reserves.

h)  Reduction in other assets.

i)  Increase in deposits.

j)  Reduction in escrow account due to scheduled disbursement of taxes.

k)  Reduction in capital due to anticipated net loss in December.

l) Reduction in other assets due to decrease in accrued interest receivable of $8.6 million associated with the liquidation of interest rate swaps and the write-off of deferred losses of $26.2 million from prior swap liquidations.

m) Reduction in cash of $32.3 million associated with the liquidation of interest rate swaps.

n) Reduction of investment securities due to the mark to market write-down of high yield corporate securities of $8.9 million, the mark to market write-down of CMO residuals of $5.3 million and the mark to market write-down of liquidity securities of $2.0 million.

o) Creation of a FSLIC receivable which equals the present value at a 9.0% discount rate of the 10 year amortization of goodwill associated with the write-down of the high yield corporate securities, the CMO residuals, and the liquidity securities.

p)  Goodwill associated with the $40.0 million write-up in
                deposits and the $5.8 million goodwill representing the difference between the FSLIC receivable and the aggregate write-down on the corporate securities, residuals, and liquidity securities.

        q)      Mark to market write-up of deposits of $40.0 million.

        r) Elimination of cash flow bond with a par value of $210.3 million and a discount of $29.8 million. The cash flow bond was called in December and will settle in 1989.

        s) Increase in other liabilities which includes $212.0 million payable on the cash flow bond less accrued interest payable of $1.8 million and a $20.8 million reduction in accrued interest payable associated with the liquidation of interest rate swaps.

        t) Reduction in capital associated with losses of $20.1 million on the liquidation of interest rate swaps, $26.2 million on the write-off of deferred loss on prior swap liquidations, and $29.8 million when the cash flow bond was called.

        u)      Placement in covered asset account.

        v)      Reversal of reserves.

        w)      Elimination of existing goodwill.

        x) Infusion of the FSLIC note which represents the negative net worth of $428.4 million plus existing goodwill of $219.6 million less reserves reversed of $331.5 million.

        y)      Capital infusion of $90 million.

                      UNITED SAVINGS ASSOCIATION OF TEXAS
                       PRO FORMA REGULATORY BALANCE SHEET
                                JOURNAL ENTRIES

                                                                  Debit         Credit
                                                                 -------       -------

Liquidation of Interest Rate Swaps
  Loss on Liquidation (Capital)                                   20,096
  Other Liabilities (Accrued Int. Pay.)                           20,768
    Other Assets (Accrued Int. Rec.)                                             8,608
    Cash                                                                        32,256

Deferred Losses on Prior Swap Liquidations
  Loss on Liquidation (Capital)                                   26,165
    Deferred Losses (Other Assets)                                              26,165

Redemption of Cash Flow Bond
  Loss on Redemption                                              29,811
  Cash Flow Bond (Par)                                           210,271
  Accrued Interest Payable                                         1,776
    Discount on Cash Flow Bond                                                  29,811
    Payable to Bondholders                                                     212,047

Mark to Market of CMO Residuals
  FSLIC Receivable                                                 3,376
  Goodwill                                                         1,885
    Investment Securities                                                        5,261

Mark to Market of Deposits
  Goodwill                                                        40,000
    Deposits                                                                    40,000

Mark to Market of Corporate Securities
  FSLIC Goodwill                                                   5,699
  Goodwill                                                         3,189
    Corporate Securities                                                         8,888

Mark to Market of Liquidity Securities
  FSLIC Receivable                                                 1,284
  Goodwill                                                           716
    Corporate Securities                                                         2,000


are party thereto and each is a legal, valid and binding obligation of all persons party thereto, enforceable against such persons in accordance with their respective terms, except that no representation is given as to the legality, validity or enforceability of this Agreement against you and except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

        (c) Requisite Approvals. Borrower has obtained all requisite consents of or approvals from each Federal, state and other governmental agency, authority or regulatory body necessary to consummate the Acquisition, to enter into and perform the Principal Documents, and to issue and sell the Capital Notes in accordance herewith. Borrower has obtained all requisite material consents of or approvals from each Federal, state and other governmental agency, authority or regulatory body necessary to conduct its business as contemplated by the Business Plan.

        (d) Authority; No Conflicts. Borrower has the corporate power and authority and the legal right to make, deliver and perform the Principal Documents and to issue and sell the Capital Notes as contemplated hereby. Borrower has taken all necessary corporate action to authorize the transactions contemplated to be performed by it under the Principal Documents and to issue and sell the Capital Notes in accordance herewith. Neither the execution and delivery of any of the Principal Documents or the Capital Notes nor the consummation of any of the transactions contemplated therein nor compliance with the terms and provisions thereof nor the issuance and sale of the Capital Notes (i) violates any law or regulation (including Regulations G, T, U and X of the Board of Governors of the Federal Reserve) or any order or decree of any court or governmental instrumentality applicable to Borrower, which violation would have a Material Adverse Effect; (ii) conflicts with or would result in the breach of, or constitutes a default under, any contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, which conflict, breach or default would have a Material Adverse Effect, or
(iii) violates any Certificate of Incorporation or By-Laws (or the equivalents thereof) of Borrower. No consent, approval, authorization or order of any governmental authority is required in connection with the execution and delivery of the Capital Notes or the Principal Documents by Borrower or the consummation of the transactions contemplated thereby or the issuance and sale of the Capital Notes, except such as have been obtained and are in full force and effect.

        (e) Full Disclosure. There is no fact known to Borrower that has not, on or prior to the date hereof, been disclosed to you which has or would have a Material Adverse Effect. No information, report, financial statement or certificate of Borrower delivered to you in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made. All other information, reports, financial statements or certificates delivered or to be delivered to you by Borrower in connection herewith are, and in the case of materials hereafter delivered will be, true, genuine and complete copies of such information, reports, financial statements and certificates as delivered to Borrower.

        (f) Litigation. There is no pending or, to the best knowledge of Borrower, threatened, action, suit or proceeding before any court, governmental or regulatory authority, agency, commission or board of arbitration that relates to or challenges the legality, validity or enforceability of any of the Principal Documents or the Capital Notes or any other action, suit or proceeding, which, in any event, is reasonably likely to have a Material Adverse Effect.

        (g) Other Arrangements. Except as specifically disclosed in the Principal Documents, neither Borrower nor any of its Affiliates is a party to or bound by any agreement or arrangement pertaining to the Acquisition.
Borrower is not a party to or bound by any agreement or arrangement whereby it has engaged or proposes to engage in a transaction of any kind with an Affiliate or with FSLIC (other than as permitted by the Principal Documents), and Borrower has not provided nor has it entered into any agrement requiring it to provide financial assistance of any kind, lend money or lease property to any Affiliate, other than as set forth in Schedule II hereto.

        (h) Offer or Sale of Certain Securities. Neither Borrower nor anyone acting on its behalf has offered or sold or will offer to sell or sell any securities or has taken or will take any other action that would subject the issuance and sale of the Capital Notes to the registration provisions of the Securities Act of 1933, as amended or Title 12 of the Code of Federal Regulations ("C.F.R.") Section 563g, except as provided herein or contemplated hereby.

        (i) Investment Company Act of 1940. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (j) Stockholders' Equity. As of the date hereof, Borrower has stockholders' equity, computed in accordance with generally accepted accounting principles, of at least $90,000,000.

        (k) After due inquiry, Borrower represents and warrants to you and to SLH that Borrower and any persons controlling Borrower, directly or indirectly (including, but not limited to Hyperion Partners, L.P., Hyperion Ventures, L.P., the general partners of Hyperion Ventures, L.P., and such person's respective officers, directors and controlling shareholders), are not, in control of, controlled by, or under common control or "acting in concert" with any of the persons the names of which have been heretofore supplied to Borrower by you in writing. For purposes of this representation, "control" of a person means the power, directly or indirectly, to exercise a controlling influence over the management or policies of such person. For purposes of this representation, "acting in concert" has the meaning ascribed to it in 12 C.F.R.
Section 574.2(c) and includes the activities listed in 12 C.F.R. Section
574.4(d).

        2. Purchase and Sale of the Capital Notes. On the basis of and in consideration of the representations, warranties and agreements contained herein and subject to the provisions of paragraph 3 hereof:

        (a) You shall notify Borrower in writing of (i) the date on which you elect to cause SLH to enter into an underwriting agreement or placement agent agreement in respect of the public offering or private placement, as the case may be, by Borrower of Offered Capital Notes (as hereinafter defined) or (ii) the date on which you elect to purchase Purchased Capital Notes (as hereinafter defined). The date of execution of any agreement referred to in clause (i) above is hereinafter referred to as the "Offering Date" and the closing of the underwriting or private placement therein referred to or the closing of the purchase referred to in clause (ii) above is hereinafter referred to as the "Closing Date". Notes issued pursuant to an underwriting agreement or private placement as contemplated in clause (i) above are referred to herein as "Offered Capital Notes." Notes issued to you as contemplated in clause (ii) above are referred to herein as "Purchased Capital Notes." The Purchased Capital Notes and Offered Capital Notes are herein collectively referred to as "Capital Notes." Subject, in the case of Offered Capital Notes, to the terms and conditions of the underwriting or placement agent agreement referred to above, in no event may the Closing Date be later the 60 days after the effective date of the Registration Statement (as defined in paragraph 5 hereof).

        (b) In the case of a transaction involving Offered Capital Notes, on the Offering Date you shall execute and deliver to Borrower (and Borrower shall execute and deliver to you) an underwriting or placement agent agreement, as the case may be, containing representations, warranties and covenants that are customary in such agreements for similar securities in similar transactions and which are reasonably acceptable to Borrower. The Offered Capital Notes shall have terms and conditions generally described in Exhibit B hereto and such other terms and conditions as are reasonably determined by you in light of existing market conditions (after consultation with Borrower); provided that (x) you shall not include terms and conditions in the Capital Notes not reflected on Exhibit B hereto that would prevent the Capital Notes from qualifying as regulatory capital under 12 C.F.R. Section 561.13 as such regulation is in effect on the date hereof and (y) the Offered Capital Notes shall have such yields and redemption prices as you reasonably consider appropriate (after consultation with Borrower) in light of the existing financial condition and prospects of Borrower and market conditions for securities such as the Offered Capital Notes and shall be in the aggregate principal amount of $110,000,000. In case of the private placement of Offered Capital Notes, such Notes may, if you reasonably determine, be accompanied by registration rights reasonably determined by you, which registration rights shall include two demand registrations (in which the holders of Capital Notes only may participate) and an unlimited number of "piggy back" registrations on other registration statements prepared by or on behalf of Borrower, subject to customary limitations.

        (c) In the case of a transaction involving Purchased Capital Notes, on the Closing Date, Borrower shall issue and sell to you and you shall purchase from Borrower the Purchased Capital Notes in an aggregate principal amount of $110,000,000 for a total purchase price of $105,600,000 payable in New York Clearinghouse Funds. The Purchased Capital Notes shall have terms and conditions generally described in Exhibit B hereto in aggregate principal amount equal to $110,000,000 and such other terms and conditions as you may determine in light of existing market conditions (after consultation with Borrower); provided that
(x) you shall not include terms and conditions in the Purchased Capital Notes not reflected on Exhibit B hereto that would prevent the Capital Notes from qualifying as regulatory capital under 12 C.F.R. Section 561.13 as such regulation is in effect on the date hereof; and (y) subject to applicable regulatory restrictions, the Purchased Capital Notes shall be subject to redemption by Borrower at any time within 90 days after the Closing Date at a price equal to 100% of the aggregate principal amount thereof, together with accrued but unpaid interest thereon. The yield to investors on Purchased Capital Notes shall not exceed 25% if a majority or more in principal amount of the Purchased Capital Notes are acquired by you or your affiliates and, subject to clause (y) of the proviso to the preceding sentence, redemption prices of the Purchased Capital Notes shall be at then prevailing market standard premiums; provided, however, that no redemption premium will be paid in connection with the redemption of Purchased Capital Notes owned by you. You acknowledge that it is your intention to attempt to remarket any Purchased Capital Notes with such yield to investors (less than 25%) and such other terms as you reasonably determine to be necessary based upon then prevailing market conditions; provided, however, that during the first 180 days following the Closing Date, the yield to investors on any remarketed Purchased Capital Notes shall not exceed 25%.

        3. Conditions Precedent. Your obligation to cause SLH to enter into or perform any underwriting agreement or placement agent agreement in respect of Offered Capital Notes, or to purchase Capital Notes (pursuant to such agreement or otherwise) is subject to the satisfaction of the following conditions precedent on the Offering Date (if any) and the Closing Date:

        (a)(i) the representations and warranties contained in paragraph 1 hereof will be true and correct in all material respects; and (ii) you and your counsel shall be satisfied that the transactions contemplated by the Principal Documents do not and will not contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction, or decree of any court or governmental instrumentality in any material respect;

        (b) the Principal Documents shall remain in full force and effect and no material term or condition of any thereof shall have been changed or waived by any party thereto without your prior written consent, which consent shall not be unreasonably withheld;

        (c) you shall have received a true and correct copy of all schedules, exhibits, certificates, opinions and other documents then delivered (or if delivered on the date hereof, then on or before the date hereof) by Borrower pursuant to the Principal Documents and certified to be such by the Secretary of Borrower;

        (d) no Event of Default shall have occurred or be continuing and no event shall have occurred which, after notice and lapse of time or both, would constitute an Event of Default under such agreements;

        (e) there shall not have occurred, in your reasonable judgment, any material adverse change (or an event which in your reasonable judgement is likely to result in such a change) in the condition (financial or other), operations or prospects of Borrower since the date hereof;

        (f) you and SLH shall have received all fees required to be paid on or prior to such date pursuant to the Engagement Letter and paragraph 6 of this Agreement;

        (g) neither Borrower nor any other person (other than you) shall have breached any of their respective obligations under any Principal Document in any material respect and the FHLBB shall not have modified or otherwise altered the Forbearance Letter in any material and adverse respect;

        (h) no registration statement or offering document pertaining to the Offered Capital Notes shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, when made, not misleading;

        (i) you shall have been given such access as you reasonably request to Borrower's and United's books, records, personnel and properties to verify the same;

        (j) on the Closing Date, you shall have received an opinion, dated such Closing Date, from counsel to Borrower in form and substance reasonably acceptable to you and your counsel relating to matters customarily included in opinions of counsel to the issuer in transactions of the nature contemplated hereby and, in addition thereto, an opinion to the effect that the Principal Documents remain in full force and effect, have not been modified in any material and adverse respect since the date hereof and that the obligations of the Borrower and its affiliates thereunder constitute legal, valid and binding obligations and are enforceable against such persons in accordance with their respective terms, subject to customary exceptions.

        (k) on the Offering Date (if any) and the Closing Date, you shall have received a certificate signed by Borrower and dated such date to the effect that the conditions set forth in this paragraph 3 have been satisfied;

        (l) on the Offering Date (if any) and on the Closing Date all corporate and other proceedings taken or to be taken by Borrower in connection with the Capital Notes and the Principal Documents shall be in form and substance reasonably satisfactory to you and your counsel as being consistent with the satisfaction of the foregoing conditions;

        (m) on the Offering Date (if any) and on the Closing Date, Hyperion Partners, L.P. shall own, directly or indirectly, beneficially at least a majority of the issued and outstanding Capital Stock (on a fully diluted basis) of Borrower, which shares shall be sufficient to elect a majority of the Board of Directors of Borrower;

        (n) the General Counsel of the FHLBB and FSLIC shall have issued an opinion to the effect that the Acquisition has been duly authorized by all requisite action of the FHLBB and FSLIC, that all Principal Documents to which FSLIC, in its capacity as receiver for United or otherwise, is party to have been duly authorized, executed, delivered by, and constitute valid and binding obligations of FSLIC, enforceable against FSLIC in accordance with their terms (subject, as to enforceability, to customary exceptions), and is otherwise in form and substance satisfactory to you and, if such opinion is addressed to any person other than you, it shall state, or be accompanied by a letter issued to you stating, that you can rely on such opinion;

        (o) the (x) certified copies of FHLBB resolutions authorizing the execution and delivery of the Principal Documents to which it and FSLIC are parties and stating that the FHLBB has approved the Acquisition (including the issuance of the Capital Notes) under Section 408(m) of the National Housing Act; (y) evidence of approval by FSLIC of the terms of the Capital Notes and the agreements pursuant to which the Capital Notes were issued, including this Agreement; and (z) evidence from FHLBB that you shall not be deemed to have acquired control of a "company" or "savings and loan holding company" within the meaning of 12 C.F.R. Section of 574.4(a)(2) or 12 C.F.R. Section 574.4(a)(3) in the event that you shall acquire Capital Notes for your own account, each of which have been heretofore delivered to you shall be, in form and substance satisfactory to you (as evidenced by your execution and delivery hereof); and

        (p) neither (x) the resolutions of FHLBB and FSLIC authorizing the execution, delivery and performance by FHLBB and FSLIC, as the case may be, of the Principal Documents and their approval of the Acquisition (including the issuance of the Capital Notes in accordance herewith) under Section 408(m) of the Housing Act; (y) FSLIC's approval of the terms of this Agreement and the terms of the Capital Notes; nor (z) FHLBB's determination that you shall not be deemed to have acquired control of a "company" or "savings and loan holding company" within the meaning of 12 C.F.R. Section of 574.4(a)(2) or 12 C.F.R.
Section 574.4(a)(3) in the event that you shall acquire Capital Notes for your own account (all of which the parties hereto acknowledge have been heretofore obtained) shall have been rescinded or modified in any material and adverse respect.

        (q) the audited balance sheet of the Borrower referred to in paragraph 5(a) hereof shall not, in your reasonable judgment, show a material adverse change (taking into account, among other things, FSLIC assistance), in Borrower's financial condition from that reflected on the pro forma balance sheet of Borrower attached as Exhibit C hereto.

        4. Information Covenants. So long as any Capital Notes are outstanding Borrower will furnish to you:

        (a) Quarterly Financial Statements. At the time such statements are required to be filed with the FHLBB or, if earlier, are filed therewith, in each fiscal year of Borrower, the consolidated balance sheet of Borrower as at the end of such quarterly period and the related consolidated statements of income, shareholders' equity and changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year. Such statements shall be prepared in accordance with generally accepted accounting principles.

        (b) Annual Financial Statements. At the time such statements are required to be filed with the FHLBB or, if earlier, are filed therewith, for each fiscal year of Borrower, the audited consolidated balance sheet of Borrower as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year. Such statements shall be prepared in accordance with generally accepted accounting principles.

        (c) Requested Information. From time to time, such other information or documents (financial or otherwise) as you may reasonably request (but only so long as any Purchased Capital Notes are outstanding).

        5. Registration or Private Placement of Capital Notes. (a) Upon your written request, Borrower shall prepare and, in the case of Offered Capital Notes within 30 days after the completion of the consolidated financial statements of Borrower (which financial statements shall be as of the date hereof) accompanied by the unqualified opinion of the independent certified public accountants of Borrower and in all other cases no earlier than after delivery to you of such financial statements, file a registration statement with respect to the Capital Notes with the FHLBB and the Principal Supervisory Agent as contemplated by 12 C.F.R. Section 563g (the "Registration Statement"). Borrower will use its best efforts to cause such Registration Statement to become effective thereunder. Borrower shall also cause an indenture relating to the Notes or (the "Indenture") to be qualified under such regulations, if necessary. Borrower shall afford SLH and its counsel an opportunity to participate in the preparation of such Registration Statement and Indenture, shall provide such persons with any information they reasonably request in connection therewith and shall not file such Registration Statement or any amendment thereof with the FHLBB or qualify such Indenture or any amendment thereof, without the prior approval of SLH, which approval shall not be unreasonably withheld.

        (b) Upon your written request, Borrower shall promptly prepare a private placement memorandum in respect of the Capital Notes and an indenture, registration rights agreement and other appropriate documentation relating thereto. Borrower shall afford SLH and its counsel an opportunity to participate in the preparation of such private placement memorandum, indenture, registration rights agreement and other documentation, shall provide such person with any information they may reasonably request in connection therewith and shall not change or amend such material without the prior approval of SLH, which approval shall not be unreasonably withheld.

        (c) In connection with any public or private sale of Capital Notes with respect to which SLH acts as placement agent or underwriter, Borrower shall, and shall cause its Affiliates to, take all action reasonably requested by SLH, after consultation with Borrower to facilitate such sale, including participating in meetings with prospective purchasers, providing prospective purchasers with all information and documents they reasonably request and, after the date of filing of the Registration Statement and until the earlier of the termination of this Agreement or the Closing Date, Borrower shall not, directly or indirectly, sell or offer for sale or seek indications of interest in respect of, any debt securities of Borrower which, in your reasonable judgment, would impair your ability to market the Capital Notes.

        (d) SLH shall act as placement agent or underwriter, as the case may be, in respect of any public or private offering of Capital Notes and shall, in the case of Offered Capital Notes, receive for such services fees between 3.5% and 4% of the gross proceeds of such sale as may be agreed upon by Borrower and you. SLH may appoint a co-underwriter or co-underwriters (reasonably acceptable to Borrower) in respect of any public offering of Offered Capital Notes if it deems such appointment advisable, at no additional fee (but Borrower shall reimburse such other underwriter or underwriters for fees and expenses incurred in connection therewith as are customarily reimbursed to underwriters). In connection with any resale to the public by you of Capital Notes, Borrower agrees to pay the fees and expenses of any additional underwriter required to be used in the offering by reason of Schedule E of the by-laws of the National Association of Securities Dealers, Inc.

        6. Compensation. Borrower shall deliver (or cause to be delivered) the following to you:

        (a)  upon execution of this Agreement, a fee of $1,400,000;

        (b) the termination fee provided for in paragraph 8 hereof, when and if earned; and

        (c) from time to time upon your request, your reasonable out-of-pocket expenses incurred in connection with your activities hereunder (other than acting as underwriter or private placement agent with respect to the underwriting or placement of securities), including the reasonable fees and disbursements of your legal counsel.

        7. Return of Certain Fees. If all outstanding Purchased Capital Notes are repurchased by Borrower prior to 90 days after the Closing Date, you shall return to Borrower, on the date of such repurchase, 2% of the principal amount of the Purchased Capital Notes so repurchased.

        8. Termination. (a) Borrower may terminate this Agreement (and your and its obligations hereunder) at any time prior to the earlier of the Offering Date or Closing Date upon notice to you in writing.

        (b) This Agreement and your obligations hereunder shall terminate on the earlier of (i) December 15, 1989, or (ii) the date occurring five months after delivery of the audited financial statements referred to in paragraph 5(a) hereof. In addition, you may terminate your obligations hereunder by notice to Borrower if within the Measuring Period (as hereinafter defined) one or more of the following events occurs or, if such an event shall occur prior to the Measuring Period, the material adverse effects of such event, in your reasonable judgment, exist in the Measuring Period: (i) a general banking moratorium shall have been declared by Federal or state authorities, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchanges or such market by such exchange or by the SEC, (iii) a crisis or calamity shall have occurred so as to cause trading in debt securities rated less than investment grade by Moody's or Standard and Poor's to have become impracticable in your reasonable judgment, or (iv) any decline in either the Dow Jones

Industrial Average or the Standard and Poor's Index of 400 Industrial Companies by an amount in excess of 15% shall have occurred at any time during a period designated by you (at the time of your termination), such period not to exceed five business days. The term "Measuring Period" means the period following the Base Date. The term "Base Date" means the date on which the Registration Statement becomes effective or the date on which you shall advise Borrower that a Registration Statement shall not be required. Subject to the first sentence of this paragraph 8(b), no event described in clause (i), (ii), (iii) or (iv) above (whensoever occurring) shall give rise to a right to terminate this Agreement unless in your reasonable judgment such event, or its material adverse effects, exists at any time during the 30 day period prior to the date by which the Closing Date is required to occur by FSLIC or the FHLBB (as such date may be extended).

        (c) Termination pursuant to the foregoing provisions notwithstanding,
(i) the following provisions shall remain in effect whether or not Capital Notes are sold: paragraphs 6, 8, 9, 10, 11 and 12; and (ii) the following provisions shall remain in effect only if Capital Notes are sold: paragraphs 1, 2, 4, 5, 6(c), 7, 10, 11 and 12.

        (d) If this Agreement is terminated by Borrower (other than as a result of your material breach hereof) pursuant to subparagraph (a) hereof or is otherwise terminated pursuant to the first sentence of subparagraph (b) hereof or is terminated by you in the event of a material breach hereof by Borrower. Borrower shall pay to you in cash a termination fee equal to $1,925,000 on the date of such termination. In addition, after any such termination (other than as a result of your material breach hereof), on the date of sale of any debt securities of Borrower effected within six months after termination of this Agreement which you reasonably determine are a replacement for the Capital Notes, a fee equal to the excess of (x) 4% of the gross proceeds from such securities sold to any purchaser reasonably identified by you as having been previously solicited by you and from whom you have obtained an indication of interest, prior to the termination hereof to purchase Capital Notes over (y) $1,925,000, shall also be paid.

        9.  Assignment. This Agreement may not be assigned by Borrower.

        10. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. By the execution hereof, Borrower (solely for purposes of claims arising under this Agreement) consents to the jurisdiction and venue of the

Courts of the State of New York and the United States Federal District Court located in the Borough of Manhattan.

        11. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        12. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

        If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between Borrower and you.


                                                Very truly yours,

                                                UNITED SAVINGS ASSOCIATION
                                                  OF TEXAS


                                                By: ___________________________
                                                Name: _________________________
                                                Title: ________________________

ACCEPTED at New York, N.Y.
as of ______ A.M., E.S.T.
on ____________, 1988:

SHEARSON LEHMAN HUTTON
  HOLDINGS INC.

By: ___________________________
Name: _________________________
Title: ________________________

                                                                     EXHIBIT A

DEFINITIONS

        "Affiliate" of any person means (i) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person or (ii) any person who is a director or officer (A) of such person,
(B) of any subsidiary of such person or (C) of any person described in clause
(i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract, ownership or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, Affiliate shall not be deemed to include FSLIC.

        "Business Plan" means the plan of operation of Borrower as submitted to FSLIC, a certified copy of which has been delivered to you.

        "Capital Stock" of any corporation means and includes any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) common or preferred stock of such corporation.

        "Engagement Letter" means the letter agreement among the Borrower, Hyperion Partners, L.P., and SLH, dated the date hereof.

        "Event of Default" means the occurrence of any event which gives rise to (or which, after notice and lapse of time gives rise to) a right by the holder or holders of $5,000,000 of principal amount of indebtedness of Borrower outstanding under any single agreement to declare the entire principal amount thereof to become immediately due and payable.

        "FHLBB" means the Federal Home Loan Bank Board and any successor thereto.

        "FHLB--Dallas" means the Federal Home Loan Bank of Dallas and any successor thereto.

        "Forbearance Letter" means [To Come].

        "FSLIC Note" means the promissory note, dated the date hereof, from FSLIC, as maker, to Borrower.

        "Material Adverse Effect" means any circumstance or event which, in your reasonable judgment is likely to (i) have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or the Capital Notes.